As filed with the Securities and Exchange Commission on June 20, 2006
                          Registration No. 333-130295

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (Amendment No. 4)

                          Wellstar International, Inc.
                 (Name of small business issuer in its charter)



     Nevada                           3844                      20-1834908
(State or other Jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
   of Incorporation or         Classification Code Number)   Identification No.)
    Organization)

                          Wellstar International, Inc.
                                6911 Pilliod Road
                               Holland, Ohio 43528
                                 (419) 865-0069

        (Address and telephone number of principal executive offices and principal place of business)

                             John Antonio, President
                          Wellstar International, Inc.
                                6911 Pilliod Road
                               Holland, Ohio 43528
                                 (419) 865-0069
            (Name, address and telephone number of agent for service)


                                   Copies to:
                               Darrin Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o ________


                         CALCULATION OF REGISTRATION FEE


                                                                                                Proposed maximum
Title of each class of securities to be       Amount to be        Proposed maximum             aggregate offering       Amount of
                registered                    registered (1)  offering price per share (2)            price         registration fee
----------------------------------------     ---------------- ---------------------------- -----------------------  ----------------
Common stock, $.001 par value issuable upon    139,534,883 (3)         $.095                 $13,255,813.88           $1,418.37
conversion of the secured convertible notes

Common stock, $.001 par value issuable upon     11,000,000 (4)         $ .50                 $    5,500,000           $   588.5
exercise of warrants

Common stock, $.001 par value                      225,000             $.095                 $       21,375           $    2.28


Total                                          150,759,883                                   $18,777,188.88           $2,009.15

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on Pink Sheets on January 31, 2006, which was $.095 per share.

(3) Includes a good faith estimate (200%) of the shares underlying secured convertible notes to account for market fluctuations.

(4) Includes a good faith estimate (200%) of the shares underlying warrants exercisable at $.50 per share to account for antidilution and price protection adjustments.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JUNE 20, 2006

                           WELLSTAR INTERNATIONAL INC.

                              150,759,883 SHARES OF

                                  COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 150,759,883 shares of our common stock, including up to 139,534,883 shares of common stock underlying secured convertible notes in a principal amount of $3,000,000 and up to 11,000,000 shares of common stock issuable upon the exercise of common stock purchase warrants. The secured convertible notes are convertible into our common stock at the lower of $0.12 or at a 40% discount to the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. This prospectus does not include shares of common stock payable upon future accruals of interest under the secured convertible notes.

The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is quoted on the Pink Sheets under the symbol "WLSI". The last reported sales price per share of our common stock as reported by the Pink Sheets on June 16, 2006, was $.18.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2006.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Wellstar International Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                TABLE OF CONTENTS

 Cautionary Note Regarding Forward-Looking Statements                        4
 Prospectus Summary                                                          5
 Risk Factors                                                                8
 Use Of Proceeds                                                            14
 Market For Common Equity And Related Stockholder Matters                   15
 Management's Discussion And Analysis Of Financial Condition
   And Results Of Operations                                                16
 Business                                                                   20
 Description Of Properties                                                  26
 Legal Proceedings                                                          26
 Management                                                                 26
 Executive Compensation                                                     27
 Certain Relationships And Related Transactions                             28
 Security Ownership Of Certain Beneficial Owners And Management             29
 Description Of Securities                                                  29
 Commission's Position On Indemnification For Securities Act Liabilities    30
 Plan Of Distribution                                                       30
 Selling Stockholders                                                       32
 Legal Matters                                                              36
 Experts                                                                    37
 Available Information                                                      37

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This   prospectus  and  any  prospectus   supplement   contain   forward-looking
statements. We have based these forward-looking statements on our current expectations and projections about future events.

In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                           WELLSTAR INTERNATIONAL INC.

Wellstar International, Inc. was formed in the State of Nevada on December 5, 1997. Wellstar was a development stage company with no operating activities. On July 12, 2005, Wellstar entered into a share exchange agreement with Trillennium Medical Imaging, Inc. ("Trillennium" or "TMI") "), a development stage company formed in June, 2005.

Wellstar International, Inc., through its Trillennium subsidiary, is dedicated to developing and licensing the use of advanced thermal imaging technology in the consumer health care and veterinary markets throughout the United States.

Wellstar is one of the only companies currently in North America that has the rights to market an FDA approved camera and software for thermal imaging pursuant to an exclusive supplier contract with the camera's manufacturer (we do not manufacture the thermal imaging cameras). Our camera and software technology is known as the TMI Thermal Imaging System. TMI is well positioned to take advantage of the thermal imaging market and to save lives in the process. Our current competitive advantage is derived from the state of the art technology of the camera and software we are utilizing, combined with an intimate knowledge of and relationships in the thermal imaging market. Wellstar plans to grow in these markets by expanding its imaging capabilities through the acquisition of new imaging technologies. In addition to human Imaging, Wellstar plans to compete in the equine imaging market.

For the year ended July 31, 2005, we generated no revenues and a net loss of $66,982. For the nine months ended April 30, 2006, we generated net revenues in the amount of $20,875 and a net loss of $5,195,376. We had an accumulated deficit of $5,360,439 as of April 30, 2006.

Our principal offices are located at 6911 Pilliod Road, Holland, OH 43528, and our telephone number is (419) 865-0069. We are a Nevada corporation.

We are registering up to 150,759,883 shares of our common stock, including the following shares of common stock offered by selling stockholders:

- up to 139,534,883 shares of common stock underlying secured convertible notes in the principal amount of $3,000,000 (includes a good faith estimate of the shares underlying secured convertible notes to account for market fluctuations and antidilution protection adjustments, respectively),

- up to 11,000,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $.50 per share (includes a good faith estimate of the shares underlying warrants to account for antidilution protection adjustments),

- 225,000 shares of common stock issued for legal services.

This   number  of   shares   being   registered   represents
approximately 185% of our current outstanding stock.

Common stock to be      Up to 231,910,108 shares
outstanding after the
offering*

Use of proceeds         We will  not receive any  proceeds  from the sale of the
                        common stock. However, we will receive the sale price of
                        any  common  stock we sell to the  selling  stockholders
                        upon  exercise  of  the  warrants.  We expect to use the
                        proceeds received from the exercise of the warrants,  if
                        any, for general working  capital purposes. However, AJW
                        Partners,  LLC,  AJW   Qualified   Partners,   LLC,  AJW
                        Offshore, Ltd., and New Millennium Partners II, LLC will
                        be entitled to  exercise up to  5,000,000  warrants on a
                        cashless basis if the shares of common stock  underlying
                        the  warrants  are not then  registered  pursuant  to an
                        effective registration  statement. In the event that AJW
                        Partners,   LLC,  AJW  Qualified   Partners,   LLC,  AJW
                        Offshore,  Ltd.,  or New  Millennium  Partners  II,  LLC
                        exercise the warrants on a cashless basis,  then we will
                        not  receive  any  proceeds  from the  exercise of those
                        warrants.  In addition,  we have received gross proceeds
                        of $2,000,000  from the sale of the secured  convertible
                        notes and the investors are obligated to provide us with
                        an  additional  $1,000,000  within  two  days  of   this
                        prospectus   being  declared  effective.  The   proceeds
                        received from the sale of the secured convertible  notes
                        will be used for business development purposes,  working
                        capital  needs,  pre-payment  of  interest,  payment  of
                        consulting and legal fees and purchasing inventory.
Over-The-Counter
Bulletin                WLSI
Board Symbol

The above information regarding common stock to be outstanding after the offering is based on 81,600,000 shares of common stock outstanding as of June 19, 2006 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders.

                                RECENT FINANCINGS


OCTOBER 2005 SECURITIES PURCHASE AGREEMENT

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors - AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC
- on October 31, 2005 for the sale of (i) $3,000,000 in secured convertible notes and (ii) warrants to buy 5,000,000 shares of our common stock.

The investors are obligated to provide us with the funds (gross proceeds) as follows:

o $1,000,000 was disbursed on October 31, 2005;

o $1,000,000 was disbursed on January 20, 2006; and

o $1,000,000 will be disbursed within two days of the effectiveness of this prospectus.

The secured convertible notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.12 or (ii) a 40% discount to the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of January 31, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.073 and, therefore, the conversion price for the secured convertible notes was $.043. Based on this conversion price, the $3,000,000 secured convertible notes, excluding interest, were convertible into 69,767,441 shares of our common stock.

AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.

OCTOBER 2005 CONVERTIBLE TERM LOAN AGREEMENT

On October 11, 2005 we entered into a Term Loan Agreement with an accredited investor, Andrew M. Thompson, in an aggregate principal amount of $400,000.00. The loan proceeds were used as additional initial working capital and to finance the initial purchase of 10 thermal imaging cameras with related equipment. The Term Loan: (i) is convertible at the lender's option into common stock of the company at a 40% discount to the market price of our common stock on the date of conversion and (ii) grants the lender warrants, exercisable on or before October 11, 2007, to purchase 1,000,000 shares of our common stock at an exercise price of $.50 per share. The note matured on April 11, 2006. In addition, as further consideration for the loan, we issued 1,000,000 shares of common stock to the lender.

Pursuant to the Term Loan Agreement, the lender advanced us loan proceeds as follows:

o $150,000 on October 11, 2005; o $40,000 on October 17, 2005; and o $210,000 on
November 28, 2005.

The three secured Commercial Cognovit Promissory Notes issued contemporaneously with each advance of funds bear interest at a rate per annum equal to the lender's Margin Rate plus eight percent (8.00%). The lender's Margin Rate is the interest rate established from time to time by the Lender's Security Firm, Legg Mason, on margin loans against the Lender's security account. The lender has the option to convert the principal amount of the loans plus all accrued but unpaid interest on the earlier of the date of prepayment of the loans or the due date of the loans at a conversion price equal to the market price on the day of conversion minus 40%. As of January 30, 2006, the closing price of our common stock as reported on the Over-The-Counter Bulletin Board was $.10 and, therefore, the conversion price for the secured convertible notes was $.06. Based on this conversion price, the $400,000 secured Commercial Cognovit Promissory Notes, excluding interest, were convertible into approximately 6,666,666 shares of our common stock.

In the event the lender exercises the warrants on or before October 11, 2007, we will receive proceeds in the maximum gross amount of $500,000.00.

AUGUST 2005 UNSECURED LOAN AGREEMENT

To obtain initial working capital, on August 1, 2005 we entered into an unsecured loan agreement in the aggregate principal amount of $150,000.00 with an accredited lender, Michael Sweeney. The loan is due and payable on July 31, 2006 and bears interest at the rate of 6% per annum, payable annually in arrears. In consideration of the loan, we agreed to issue 500,000 shares of common stock to Mr. Sweeney.

                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We Have No Operating History, Which May Negatively Impact Our Ability to Achieve Our Business Objectives.

We have no operating history. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. As of April 30, 2006, we had an accumulated deficit of $5,360,439. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. Unanticipated problems, expenses, and delays are frequently encountered in establishing a new business and marketing and developing products. These include, but are not limited to, competition, the need to develop customers and market expertise, market conditions, sales, marketing and governmental regulation. Our failure to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail our operations. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our thermal imaging operations. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

If We Are Unable to Obtain Additional Funding, Our Business Operations Will be Harmed. In Addition, Section 4e of the October 2005 Securities Purchase Agreements Contains Certain Restrictions and Limitations on Our Ability to Seek Additional Financing. If We Do Obtain Additional Financing, Our Then Existing Shareholders May Suffer Substantial Dilution .

We will require additional funds to sustain and expand our sales and marketing activities. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. In order to implement our business strategy over the next 12 months, we anticipate that we will require approximately $3.8 million dollars in additional funds. We anticipate that these additional funds would be used to purchase thermal imaging equipment; for working capital; and to retire outstanding indebtedness.

Without the prior written consent of a majority-in-interest of the investors for a period ending on the later of (i) 270 days from the closing date, or (ii) 180 days from the date that this registration statement is declared effective by the SEC, Section 4e of our October 2005 Securities Purchase Agreement limits our ability to seek additional financing, including negotiating or contracting with any party to obtain additional equity financing (including debt financing with an equity component) which involves the following:

o the issuance of shares of our common stock at a discount to the market price on the date of issuance;

o  the  issuance  of  convertible   securities  that  are  convertible  into  an
indeterminate number of shares of our common stock; or

o the issuance of warrants to purchase shares of our common stock.

There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all, or if a majority-in-interest of the investors under our October 2005 Securities Purchase Agreement will provide their prior written consent for us to engage in additional financing involving the issuance of our securities as set forth above. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

If We Are Unable to Retain the Services of John Antonio or If We Are Unable to Successfully Recruit Qualified Personnel Having Experience in Business, We May Not Be Able to Continue Our Operations.

Our success depends to a significant extent upon the continued service of John Antonio, our current President and a Director. Loss of the services of Mr. Antonio could have a material adverse effect on our growth, revenues, and prospective business. We have applied for a "key man" life insurance policy on the life of Mr. Antonio in the amount of $3,000,000. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

In addition, each of our executive officers is involved in the business activities of other companies. As a result, each of our executive officers may not be able to devote their full time, attention and energy to our Company, which could have a negative impact on their ability to effectively manage our Company.

If We Are Not Able to Successfully Market and Gain Public Awareness of Our Products and Services, We May Sustain Substantial Losses Which Could Require Us to Curtail or Cease Our Operations.

Achieving market awareness and acceptance for products being introduced and under development requires substantial marketing efforts and expenditure of significant marketing and advertising funds. There is uncertainty as to the rate of sales expansion and the degree of market acceptance of our products. Because of this, we are currently developing and evaluating, and anticipate that we will continue to develop, marketing and advertising for such new products or services; we will devote resources, financial and otherwise to such efforts. The failure of these efforts could result in substantial losses.

We May Not Be Able To Compete Successfully.

A number of companies have developed, or are expected to develop, products that compete or will compete with our products. Many of these competitors offer a range of products in areas other than those in which we compete, which may make such competitors more attractive to hospitals, radiology clients, general purchasing organizations and other potential customers. In addition, many of our competitors and potential competitors are larger and have greater financial resources than we do and offer a range of products broader than our products. Some of the companies with which we now compete or may compete in the future have or may have more extensive research, marketing and manufacturing capabilities and significantly greater technical and personnel resources than we do, and may be better positioned to continue to improve their technology in order to compete in an evolving industry.

Our Delay Or Inability To Obtain Any Necessary US or Foreign Regulatory Clearances Or Approvals For Our Products Could Harm Our Business And Prospects

Our medical imaging products are the subject of a high level of regulatory oversight. Any delay in our obtaining or our inability to obtain any necessary US or foreign regulatory approvals for new products could harm our business and prospects. There is a limited risk that any approvals or clearances, once obtained, may be withdrawn or modified which could create delays in shipping our product, pending re-approval. Medical devices cannot be marketed in the US without clearance or approval by the FDA. Our business and the business of our key suppliers, including the manufacturers of the thermal imaging cameras marketed by us, must be operated in compliance with FDA Good Manufacturing Practices, which regulate the design, manufacture, packing, storage and installation of medical devices. These manufacturing facilities and our business practices are subject to periodic regulatory audits and quality certifications and we do self audits to monitor our compliance. In general, corrective actions required as a result of these audits do not have a significant impact on our supplier's manufacturing operations; however there is a limited risk that delays caused by a potential response to extensive corrective actions could impact our operations. Virtually all of our products manufactured or sold overseas are also subject to approval and regulation by foreign regulatory and safety agencies. If we do not obtain these approvals, we could be precluded from selling our products or required to make modifications to our products which could delay bringing our products to market.

We Must Rapidly Develop New Products In Order To Compete Effectively.

Technology in our industry, particularly in the x-ray and medical imaging businesses, evolves rapidly, and making timely product innovations is essential to our success in the marketplace. Also, our technology is approved as an adjunctive medical procedure to be used in conjunction with other diagnostic techniques such as mammography, X-Ray, CT and MRI, not as a stand alone diagnostic tool. The introduction by our competitors of products with improved technologies or features may render our existing products obsolete and unmarketable. If we cannot develop products in a timely manner in response to industry changes, or if our products do not perform well, our business and financial condition will be adversely affected. Also, our new products may contain defects or errors which give rise to product liability claims against us or cause the products to fail to gain market acceptance. Additionally, market acceptance is a function of the acceptance of thermograph as an emerging technology by field practioners. Accuracy in imaging, development of a data base from which practioners can draw statistically verifiable conclusions and market resistance to change all impact on our ability to compete effectively.

Our Success is Dependant Upon Our Ability to Adequately Protect Our Trade Secrets, Know-How, Patents and Trademarks.

We own the following intellectual property: proprietary software controlling image quality, data compilation and facility billing information. Where patent protection is not available, we rely for protection of our intellectual property on trade secret law and nondisclosure and confidentiality agreements with our employees and others. There can be no assurance that such agreements will provide meaningful protection for our trade secrets or proprietary know-how in the event of any unauthorized use or disclosure of such trade secrets or know-how. In addition, others may obtain access to or independently develop technologies or know-how similar to ours.

Our success will also depend on our ability to avoid infringement of patent or other proprietary rights of others. We are not aware that we are infringing any patent or other such rights, nor are we aware of proprietary rights of others for which we will be required to obtain a license in order to develop our products. However, there can be no assurance that we are not infringing proprietary rights of others, or that we will be able to obtain any technology licenses we may require in the future.

We Rely on Contractual Relationships. The Loss of One or More of These Contractual Relationships Could Have an Adverse Effect On Our Business.

We rely on key contractual relationships with our customers Surgicenters of America, Inc. and Primary Care Practitioners. We also rely on a key contractual relationship with the supplier of our thermal imaging equipment, Mikron Instrument Co. If we were to lose any or all of these contractual relationships, our ability to maintain or increase revenues could be adversely affected. There can be no assurance that our key contractual relationships will continue to exist.

Any Future Acquisitions Could Disrupt Our Existing Business and Harm Our Financial Position.

An element of our growth strategy includes the acquisition of companies which we believe have synergistic business models. Acquisitions entail a number of risks that could materially and adversely affect business and operating results. Such risks would include problems integrating the acquired operations, technologies or products; diversion of management's time and attention from core businesses; difficulties in retaining business relations with suppliers and customers of the acquired company; risks associated with entering markets in which our management lacks prior experience, and potential loss of key employees from the acquired company.

The  Majority  of  Our   Outstanding   Stock  Will  Be  Held  By  Our  Principal
Stockholders, Officers and Directors

Our directors and executive officers, in the aggregate, beneficially own approximately 42.4% of our outstanding stock. Furthermore, three of our principal stockholders, in the aggregate, own an additional 22.3% of our outstanding common stock. As a result, these stockholders, acting together, have the ability to control substantially all matters submitted to our stockholders for approval, including:

o election of our board of directors;
o removal of any of our directors;
o amendment of our certificate of incorporation or bylaws; and
o adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our principal stockholders, directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our principal stockholders, directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Their stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

If healthcare providers do not receive adequate reimbursement for procedures using our products, the market may not accept our products and our revenues may decline.

The success of our products will depend upon the ability of healthcare providers, such as physicians, hospitals, pain clinics and imaging centers, to obtain satisfactory reimbursement for medical procedures in which our thermal imaging systems are used. Use of the TMI thermal imaging system for its current FDA approved uses is not covered by any third-party insurer. If healthcare providers are unable to obtain reimbursement from third-party payors, the market may not accept our products and our revenues may decline. Moreover, we are unable to predict what additional legislation or regulation, if any, relating to the health care industry or third-party coverage and reimbursement may be enacted in the future, or what effect such legislation or regulation would have

Risks Relating to Our Current Financing Arrangement:

There Are a Large Number of Shares Underlying Our Secured Convertible Notes and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

As of June 19, 2006 we had 81,600,000 shares of common stock issued and outstanding, secured convertible notes outstanding that may be converted into an estimated 53,174,062 shares of common stock based on a conversion price of $.043, and related warrants to purchase 6,000,000 shares of common stock at an exercise price of $0.50. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares issuable upon conversion of the secured convertible notes issued pursuant to our October 2005 Securities Purchase Agreement and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Continuously Adjustable Conversion Price Feature of Our Secured Convertible Notes Could Require Us to Issue a Substantially Greater Number of Shares, Which Will Cause Dilution to Our Existing Stockholders.

Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of January 5, 2006 of $0.12.

                                                Number             % of
 % Below    Price Per     With Discount       of Shares        Outstanding
  Market      Share          at 40%            Issuable           Stock

   25%        $.09            $.054           55,555,555            68%
   50%        $.06            $.036           83,333,333           101%
   75%        $.03            $.018          166,666,666           203%


As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The Continuously Adjustable Conversion Price Feature of our Secured Convertible Notes May Have a Depressive Effect on the Price of Our Common Stock.

The secured convertible notes issued pursuant to our October 2005 Securities Purchase Agreement and our October 2005 Convertible Term Loan Agreement are convertible into shares of our common stock at a 40% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of secured convertible notes and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The Issuance of Shares Upon Conversion of the Secured Convertible Notes and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In The Event That Our Stock Price Declines, The Shares Of Common Stock Allocated For Conversion Of The Secured Convertible Notes and Registered Pursuant To This Prospectus May Not Be Adequate And We May Be Required to File A Subsequent Registration Statement Covering Additional Shares. If The Shares We Have Allocated And Are Registering Herewith Are Not Adequate And We Are Required To File An Additional Registration Statement, We May Incur Substantial Costs In Connection Therewith.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible notes and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If We Are Required for any Reason to Repay Our Outstanding Secured Convertible Notes, We Would Be Required to Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Secured Convertible Notes, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

In October 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $3,000,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $1,000,000 secured convertible notes outstanding, the investors are obligated to purchase additional secured convertible notes in the aggregate of $2,000,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

If an Event of Default Occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants, Security Agreement or Intellectual Property Security Agreement, the Investors Could Take Possession of all Our Goods, Inventory, Contractual Rights and General Intangibles, Receivables, Documents, Instruments, Chattel Paper, and Intellectual Property.

In connection with the Securities Purchase Agreements we entered into in October 2005, we executed a Security Agreement and an Intellectual Property Security
Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreements and Intellectual Property Security Agreements state that if an even of default occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants, Security Agreements or Intellectual Property Security Agreements, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

We Can Be Placed In Default Pursuant to Our October 2005 Securities Purchase Agreement and the Accompanying Transaction Documents Because Our Registration Statement on Form SB-2 (File No. 333-130295) Has Not Been Declared Effective Within 135 Days From Closing.

Because our registration statement on Form SB-2 (File No. 333-130295) has not been declared effective within 135 days of the October 31, 2005 closing date of our October 2005 Securities Purchase Agreement, we can be put in default at the option of the holders of a majority of the aggregate principal amount of the outstanding secured convertible notes issued pursuant to the Securities Purchase Agreement.

In the event of a default, the investors can demand repayment in an amount equal to the greater of (i) 130% of the "Default Sum" or (ii) the "parity value" of the Default Sum, as defined in Article III of the Secured Convertible Notes.

Risks Relating to Our Common Stock:
-----------------------------------

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We have issued a total of 5,000,000 warrants to the selling stockholders which are exercisable at $.50. If all of the warrants are exercised at an exercise price of $.50, we will receive gross proceeds of $2,500,000. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New
Millennium Partners II, LLC will be entitled to exercise up to 5,000,000 warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., or New Millennium Partners II, LLC exercise the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. In addition, we have received gross proceeds of $2,000,000 from the sale of the secured convertible notes and the investors are obligated to provide us with an additional $1,000,000 within two days of the filing of this registration statement, and $1,000,000 within two days of this prospectus being declared effective. The proceeds received from the sale of the secured convertible notes will be used primarily for business development purposes and working capital and legal fees.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the Pink Sheets under the symbol "WLSI."

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                               High($)   Low($)


                       2005 Fiscal Year

                       Second                  0.015      0.10
                       Quarter

                       Third                   0.015     0.015
                       Quarter

                       Fourth                   0.82     0.015
                       Quarter

                       2006 Fiscal Year

                       First                    0.43      0.09
                       Quarter

                       Second                   0.28     0.075
                       Quarter

                       Third                    0.28     0.085
                       Quarter

                       Fourth                   0.28      0.20
                       Quarter
                       through June 7, 2006)


HOLDERS

As of June 19, 2006, there were approximately 76 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Pacific Stock Transfer.

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                              AND PLAN OF OPERATION

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

o discuss our future expectations;

o contain projections of our future results of operations or of our financial condition; and

o state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

General Overview

Trillennium Medical Imaging's business model is based upon clinical research that proves disease is a 10-20 year progression prior to the development of symptoms and ultimately tumor growth in the form of cancer. Pain dysfunctions affecting Americans not able to be identified with conventional imaging such as MRI, CT or X-Ray provide an additional market for physiological thermal imaging. Trillennium Medical Imaging utilizes the latest technology, including medical infrared camera equipment and advanced TMI V 5.0 interfaced software, to identify the disease process early so that lifestyle modification and immediate medical interventions can offset years of potential poor health, staggering out of pocket health care costs and untimely death due to late diagnosis in a disease process.

Plan of Operation

We have been developing our market opportunity since the inception of Trillennium Medical Imaging, Inc. and are now positioning our equipment in pain clinics and acute care facilities pursuant to License Agreements with Surgicenters of America, Inc., a subsidiary of Triad Hospital Group, and with Primary Care Practitioners, which operates pain clinics. We also plan to open a facility in Lexington, Kentucky that will provide equine imaging technology.

In addition, we are continuing to seek qualified directors, employees and consultants, and to pursue Marketing and License Agreements with pain clinic owners and operators.

Surgicenters of America Contract

TMI has entered into a contract with Surgicenters of America, the surgical division of Triad Hospitals, Inc., one of the largest hospital groups in the United States. The initial phase of the contract anticipates the installation of two of our thermal imaging units at facilities owned and managed by Triad Hospitals. Training and site survey for in-facility installation of cameras began in January, 2006.

Triad's responsibilities under the contract are as follows:

o To provide space for our cameras without charge; o To bill and collect for a 3% fee;
o Comply with the Health Insurance Portability and Accountability Act;
o Provide the personnel to image the patients at a true pass through cost (If a technician/nurse hourly rate is $20.00, and an image took one hour, TMI would be billed services for $20.00); o The net proceeds to TMI after an image, would be the cost per patient session, less a 3% billing and collection fee, less the man-hour cost. TMI anticipates to receive in excess of 85% of all images billed;
o Have $1 million occurrence/ $3 million dollars aggregate of insurance;

Trillennium's responsibilities under the contract are as follows:

o Provide an FDA approved camera;
o Provide training to staff;
o Comply with the Health Insurance Portability and Accountability Act; o Have $1 million occurrence/ $3 million dollars aggregate of insurance;

Primary Care Practitioners Contract

TMI has executed a contract with Primary Care Practitioners, the owner/operator of pain management clinics. The initial phase of the contract calls for installation of our thermal imaging equipment in seven Florida facilities.Placement of our thermal imaging equipment in facilities in Florida began in January 2006 with the installation of three thermal imaging units. Additional installations of our thermal imaging units are planned in Florida as well as in facilities in Texas, Arkansas, New York and North Carolina.

Primary Care Practitioners' responsibilities under the contract are as follows:

o To locate our equipment pursuant to a license agreement in their facility at no charge;
o To provide qualified personal trained in the use of thermal imaging equipment;
o Comply with the Health Insurance Portability and Accountability Act;
o Pay a license fee for the use of our equipment at the rate of $100.00 per patient imaging session;
o Have insurance in such amount as TMI shall require.

Trillennium's responsibilities under the contract are as follows:

o Provide an FDA approved camera;
o Provide training to staff;
o Comply with the Health Insurance Portability and Accountability Act;

o Advise as to the availability of interpretation services;
o Maintain the thermal imaging equipment.

Acquisition of the Assets of Micro Health Systems

We acquired the assets of Micro Health Systems ("Micro Health" or "MHS") in December 2005. Pursuant to the agreement, TMI obtained the following: MHS's customer lists; the assignment of MHS' exclusive supplier contract with Mikron Instrument Co., which supplies our thermal imaging cameras, and ; all other intangibles such as FDA rights; and tangible assets.

The purchase price consisted of $600,000 cash and 2,000,000 shares of Wellstar common stock. The $600,000 portion of the purchase price is payable as follows:
$400,000 cash at closing; $200,000 in the form of a promissory note with interest at 8%; $100,000 with accrued interest due within 180 days of the note signing and the balance with interest due within 365 days from closing.

Projected Quarterly Milestones:

Fourth Quarter - 2006 Fiscal Year (May 2006 to July 2006):

o Continue to add qualified personnel at all levels in the Company;
o Continue fulfilling existing contracts for camera installations;
o Implement a web based training procedure;

First Quarter - 2007 Fiscal Year (August 2006 to October 2006):

o Look to add additional technologies into the company;
o Monitor the additional products and services our company can offer existing customers;
o Continue to increase market position;
o Refine market opportunities based upon results to date;

People

John Antonio and Ken McCoppen founded Trillennium Medical Imaging in June 2005. Through the efforts of John Antonio and Ken McCoppen, Dr. Leonard Makowka, former head of surgery at Cedar Sinai, and Dr. Michael Shen, current Head of Cardiology Imaging at the Cleveland Clinic, have agreed to serve on our Board of Directors.

Capital

Based upon our business plan and board of directors, we were able to secure the following financing: (i) an initial $150,000 unsecured working capital loan in the aggregate principal amount of $150,000; (ii) an additional secured working capital and equipment financing loan in the aggregate principal amount of $400,000, and (iii) a $3 million dollar convertible debenture financing. The first tranche of the $3 million financing, in the amount of one million dollars, was received in October 2005. The second tranche, also in the amount of one million dollars, was received on January 20, 2006. The balance of the one million dollars is to be disbursed within two days of this prospectus being declared effective. By closing this financing, our board of directors and management team can proceed in executing our operating plan over the next several months.

We are planning to allocated the proceeds from our financings as follows:

o To purchase the thermal imaging equipment that is to be installed pursuant to our licensing agreements with Surgicenters of America, Inc. and Primary Care Practitioners;

o To cover operating expenses;

o A portion of the proceeds received from the Company's October 2005 Securities Purchase Agreement will be used to satisfy the Company's $400,000 Convertible Term Loan that matured on April 11, 2006 as well as the Company's $150,000 Unsecured Loan maturing on August 1, 2006. Critical Accounting Policies and Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires that management make a number of assumptions and estimates that affect the reported amounts of assets, liabilities, revenues and expenses in our consolidated financial statements and accompanying notes. Management bases its estimates on historical information and

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assumptions  believed to be reasonable.  Although  these  estimates are based on management's best knowledge of current events and circumstances that may impact the Company in the future, actual results may differ from these estimates.

Our critical accounting policies are those that affect our financial statements materially and involve a significant level of judgment by management.

The Company has adopted the policy of capitalizing the cost of its imaging equipment and depreciating the cost against earnings over the straight line method using an estimated useful life of five years. Because the useful life of any new technology is difficult to estimate due to factors such as competition, obsolescence, government regulations, etc., this accounting estimate is reasonably likely to change from period to period with a material impact on our financial statements. The significance of the accounting estimate to the Company's financial statements is that the equipment on the balance sheet is stated at cost less accumulated amortization and the corresponding depreciation is an expense on the statement of operations. The estimate as to the useful life of these assets will directly affect the carrying amount on the balance sheet and the expense for depreciation recorded in the statement of operations. Accordingly, shareholders' equity and earnings will be materially affected.

Results of Operations for the Nine Months ended April 30, 2006

Revenues

For the nine month period ended April 30, 2006, we had revenues of $20,875 from our medical imaging business. Revenues principally were generated from two pieces of imaging equipment placed with pain clinics owned and operated by Primary Care Practitioners whereby the customer is billed a fixed monthly fee of $3,500 per camera.

Net Loss

For the nine month period ended April 30, 2006, we had a net loss of $5,195,376. The net loss was principally due to the $2,693,230 Derivative Instrument Expense and a charge to operations in the amount of $773,949 relating to a Net Prepayment and Delinquent Stock Registration Penalty for the Convertible
Debentures.   Derivative  Instruments  Expense  represents  the  net  unrealized
(non-cash) change during the nine months ended April 30, 2006 in the fair value of our derivative instrument liabilities related to certain warrants and embedded derivatives in our convertible debt that have been bifurcated and accounted for separately. Net Prepayment Penalty represents an accrual for the pre-payment penalty that will be paid in the anticipated payoff of the convertible debenture held by the investors who participated in our October 2005 financing. These agreements provide that the Company may exercise and make the optional pre-payment in cash at an amount equal to 135% of the outstanding principal of the note plus accrued and unpaid interest. The Delinquent Stock Registration Penalty represents a charge to operations for the penalty for failure to file a completed Registration Statement declared effective by the SEC within 105 days from the closing date of the note. The penalty is equal to the outstanding note principal multiplied by the Applicable Percentage, which is ..02, times the number of months after the filing date or the end of the aforementioned 105 day period and prior to the date the Registration Statement is declared effective by the SEC. The note that the prepayment penalty and delinquent stock registration penalty relates to is the "Callable Secured Convertible Note" with AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, LTD., and New Millennium Capital Partners II, LLC issued pursuant to the October 2005 Securities Purchase Agreement.

Selling, General and Administrative Expenses

Our selling, general and administrative expenses totaled $1,435,173 for the nine months ended April 30, 2006. This amount included the following: Salaries for officers and employees totaling $724,537 and Professional fees for consultants, attorneys and auditors totaling $340,400.

Depreciation

For the nine months ended April 30, 2006, our deprecation expense was $235,364. This charge represents a charge to operations for depreciating the imaging equipment and the office equipment, which has a cost of $457,977 and $144,932 respectively. The depreciable assets have been assigned a useful life of five years. It also includes a charge for amortizing the covenant not to compete, manufacturing and distribution agreement, loan acquisition costs and software and manuals, which have a cost of $20,000, $ 700,000, $190,025 and $80,000 respectively with a life of 2 to 5.5 years.

Critical Accounting Policies and Estimates

Revenue Recognition

Revenue will be recognized as earned per the licensing agreements which provide for a fixed charge per patient session.

Derivative Instruments

In connection with the sale of debt or equity instruments, we may sell options or warrants to purchase our common stock. In certain circumstances, these options or warrants may be classified as derivative liabilities, rather than as equity. Additionally, the debt or equity instruments may contain embedded derivative instruments, such as conversion options, which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative instrument liability.

The identification of, and accounting for, derivative instruments is complex. Our derivative instrument liabilities are re-valued at the end of each reporting period, with changes in the fair value of the derivative liability recorded as charges or credits to income, in the period in which the changes occur. For options, warrants and bifurcated conversion options that are accounted for as derivative instrument liabilities, we determine the fair value of these instruments using the Black-Scholes option pricing model. That model requires assumptions related to the remaining term of the instruments and risk-free rates of return, our current common stock price and expected dividend yield, and the expected volatility of our common stock price over the life of the option. Because of the limited trading history for our common stock, we have estimated the future volatility of our common stock price based on not only the history of our stock price but also the experience of other entities considered comparable to us. The identification of, and accounting for, derivative instruments and the assumptions used to value them can significantly affect our financial statements.

Registration Rights Agreements

In connection with the sale of debt or equity instruments, we may enter into Registration Rights Agreements. Generally, these Agreements require us to file registration statements with the Securities and Exchange Commission to register common shares that may be issued on conversion of debt or preferred stock, to permit re-sale of common shares previously sold under an exemption from registration or to register common shares that may be issued on exercise of outstanding options or warrants.

The Agreements usually require us to pay penalties for any time delay in filing the required registration statements, or in the registration statements becoming effective, beyond dates specified in the Agreement. These penalties are usually expressed as a fixed percentage, per month, of the original amount we received on issuance of the debt or preferred stock, common shares, options or warrants. We account for these penalties as a contingent liability and not as a derivative instrument. Accordingly, we recognize the penalties when it becomes probable that they will be incurred. Any penalties are expensed over the period to which they relate.

Recent Accounting Pronouncements

Emerging Issues Task Force Pronouncement 00-27, relating to certain convertible instruments, requires the discounting of certain debt instruments when the conversion feature meets certain criteria. FASB 123R, Stock Options To Employees And Consultants. This pronouncement relates to employees and consultants who receive stock based pay.

The Company will account for the fair value of employee and non-employee options and warrants in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation", which is effective for options and warrants during the annual reporting period beginning after December 15, 2005. The compensation cost will be measured after the grant date based on the value of the reward and is recognized over the service period. The fair value of each option grant is estimated on the date of the grant using the Black-Scholes stock option pricing model. The Company has not yet adopted a stock option plan but is evaluating the affect of a stock option plan on its financial position and results of operations in future periods.

Liquidity and Capital Resources

As of April 30, 2006 we had a working capital deficit of approximately $6,177,263, and cash of approximately $100,000. Through the end of April 2006, we have generated minimal revenues and have incurred operating losses in every quarter. We plan to achieve positive cash flow by obtaining additional financing and by installing additional thermal imaging equipment units under our Licensing Agreements with Primary Care Practitioners and Surgicenters of America. We expect significant camera expenditures during the next 12 months, which we will fund out of cash flows, company reserve, or by raising additional funds specifically for the purchase of cameras. By adjusting our operations and development to the level of capitalization, we believe we have sufficient capital resources to meet our projected cash flow projections. We anticipate that we will be able to satisfy our cash requirements with our currently available resources through the third quarter of our 2006 fiscal year.

We anticipate that our acquisition of Micro Health Systems, which includes the assignment of an exclusive supplier contract with Mikron Instrument Co., the supplier of our thermal imaging cameras, will enable us to achieve our revenue objectives.

The exclusive supplier agreement between the Company and Mikron Infrared, Inc. ("Mikron")(formerly Mikron Instrument Company, Inc.) provides the Company with a supply of the Company's primary product - thermal imaging cameras utilizing infrared imaging technology for use in the medical and veterinary markets. The Company's obligation to market Mikron manufactured thermal imaging cameras utilizing infrared imaging technology is on a "best efforts" basis and does not contain a minimum purchase requirement. While the Company prefers to utilize Mikron manufactured equipment, it is not contractually restricted from purchasing thermal imaging cameras utilizing infrared imaging technology from other manufacturers. The Company has had preliminary discussions with other manufacturers and although there are no contractual arrangements in place, management believes it would be able to obtain thermal imaging cameras utilizing infrared imaging technology from alternative suppliers without no more than a deminimus disruption in supply. Accordingly, in the event of a disruption in supply from Mikron, the Company would not be materially impaired from continuing to supply its existing customer base or from expanding its market share.

In addition to obtaining the exclusive North American, European and Middle East rights to market the FDA approved thermal imaging cameras manufactured by Mikron, the Company also acquired related software from Mikron. The software provides images allowing for fast, accurate interpretation of the data collected by the thermal imaging cameras. By obtaining the rights to market the thermal imaging cameras that have been approved by the FDA and by obtaining software that is acceptable in the marketplace, the Company believes it has saved significant development time and expense, thereby allowing the Company to immediately go to market with FDA approved equipment. This has enabled the Company to enter into contracts with Primary Care Practioners, Inc, Integrated Pain Center, Inc., SurgiCenters of America, Inc., and Allevia Medical, LLC. The Company's current financial projections are based solely upon these contracts. The Company's acquisition of Micro Health Systems did not include the assumption of any existing contracts with prior purchasers of thermal imaging cameras and hence no pre-existing revenue base was acquired from the acquisition of Micro Health Systems.

The liquidity impact of our outstanding debt is as follows. The Thompson note, in the principal amount of $400,000, matured on April 11, 2006. Interest is at the rate of 8% plus the prevailing margin rate charged to the lender, which is currently 6.75%. If these rates remain at these levels, the accrued interest at maturity will exceed $29,500. The lender has the option of converting the loan into fully registered common stock at a discount of 40% on the day of conversion, which is the prepayment date or the due date, whichever occurs first. Additionally, the lender also received warrants to purchase 1,000,000 shares of the company's fully registered common stock at an exercise price of $0.50 per share. If the lender converts, the Company will issue the appropriate number of shares and will not be required to use cash to liquidate the debt. Additionally, the Company will receive the cash proceeds in the amount of $500,000 if the lender exercises the $0.50 warrants.

The Sweeney note, in the principal amount of $150,000, is due on August 1, 2006. Interest is payable at maturity at the rate of 6% and will amount to $9,000 at maturity.

During our fiscal second quarter ended January 31, 2006, we incurred a charge to operations in the amount of $550,000. This amount represents an accrual for the pre-payment penalty that will be paid in the anticipated payoff of the callable secured notes issued pursuant to our October 2005 Securities Purchase Agreement. The terms of the notes stipulate that the Company may prepay the notes in cash in an amount equal to 135% of the outstanding principal plus accrued and unpaid interest. The penalty as of the date hereof has not been paid and if it were to be paid in the future, it would be paid out of the proceeds of replacement financing which we plan to obtain. There is no current impact in terms of the Company's liquidity because if it were to be paid, it would be paid out of replacement funding.


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To obtain  funding  for our ongoing  operations,  we entered  into a  Securities
Purchase Agreement with four accredited investors - AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC on October 31, 2005 for the sale of (i) $3,000,000 in secured convertible notes
and  (ii)  warrants  to  buy  5,000,000   shares  of  our  common  stock.   Upon
effectiveness of this registration statement, we are entitled to receive an additional $1,000,000, which represents the third and final tranche of our October 2005 Securities Purchase Agreement. The secured convertible notes issued pursuant to our October 2005 Securities Purchase Agreement bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.12 or
(ii) a 40% discount to the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The stock purchase warrants have an exercise price of $0.50 per share. If the lender converts, the Company will issue the appropriate number of shares and will not be required to use cash to liquidate the debt. Additionally, the Company will receive cash proceeds in the amount of $2,500,000 if the lender exercises the $0.50 warrants. If the lender converts, the Company will issue the appropriate number of shares and will not be required to use cash to liquidate the debt. Additionally, the Company will receive cash proceeds in the amount of $2,500,000 if the lender exercises the $0.50 warrants.

We presently do not have any available credit, bank financing or other external sources of liquidity. Due to our brief operating history and start up, our operations have not been a source of liquidity. We will need to obtain additional capital in order to expand operations. We estimate that we will require additional cash resources in 2006, based on our current operating plans, in order to expand our operations. We are currently investigating other financial alternatives, including additional equity and/or debt financing. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that that any additional financing will become available to us, and if available, on terms acceptable to us.

                             DESCRIPTION OF BUSINESS

Introduction

The TMI Infrared Technology and software is approved by the FDA as an Adjunctive Diagnostic screening procedure for early breast cancer detection and adjunctive diagnosis of pain dysfunctions, such as Reflex Sympathetic Dystrophy, Neuromuscular Skeletal Syndromes and Neurological disorders. As an Adjunctive Diagnostic Screening procedure, the TMI Infrared Technology is to be used as an additional diagnostic tool in supplementation of other methods of establishing medical diagnosis such as mammography, X-Ray, CT, and MRI. This screening modality provides a differential diagnosis to justify additional screening procedures to ensure successful patient outcome assessment. Thermal Imaging is a low cost, non-contact, non-radioactive diagnostic screening procedure designed for clinical evaluation. In addition, thermal imaging provides an ability to track the progress of therapies being utilized in a low cost, non-invasive manner. Our thermal imaging system is intended to supplement other established clinical detection methods and is not intended for stand alone use.

The TMI Infrared Technology fills a need that currently exists in diagnostic medicine today. Thermal imaging provides information that is specific to the physiological and functional activity in the body. This information becomes invaluable in that conventional diagnostic screening utilizes tests such as X-Ray, MRI and CT Scans. All aspects of these tests are concerned with the anatomical and structural problems of the body. Many problems arise from not combining both diagnostic modalities of structure and physiology, in that people are mis-diagnosed and considered healthy and well when the physiological information provides an earlier outcome or risk assessment of future health predictors than the structural modalities. The TMI Infrared Technology reads the differential temperature emitted at the surface of the skin. This differential temperature or variance in skin temperature from point-to-point, is a reflection of the metabolic activity underlying the skin surface. As an adjunctive diagnostic device, the TMI Infrared Technology provides the diagnostician with an image reflecting metabolic changes underlying the skin surface in addition to those structural changes read by traditional mammography, CT or MRI, thus providing more diverse information to the practitioner on which to diagnosis of patient conditions.

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
The TMI Thermal Imager in regards to breast health provides physiological data or risk indicators for early vascular changes (blood flow) that can precede or feed a developmental mass in breast tissue up to 15 years. By comparison, conventional diagnostic screening tests such as mammography, CT, MRI of the breast seek to identify a mass or tumor that is already established. One can immediately understand the need to identify those women at higher risk and begin early treatment intervention when cell changes are taking place but a tumor is not yet established. As cell changes take place this produces changes in the body's energy production and the rate at which the body transfers energy, thereby producing temperature changes due to changes in heat and blood flow, which can be measured on the surface of the skin. These temperature measurements can be identified using the TMI Thermal Technology. While there is always a risk of misdiagnosis in the clinical setting, the TMI Technology is not a "stand alone" diagnostic tool. Accordingly, a medical procedure or course of treatment would not be based exclusively on the findings generated by our thermal imaging studies thereby ameliorating the risk of a malpractice claim based upon errors in the use of the TMI Technology.

The TMI Thermal Imager in regards to pain dysfunctions will work in a similar manner providing immediate diagnostic feed back to determine physiological components to pain. By comparison, conventional diagnostic screening tests such as X-Ray, MRI, CT scan provide for structural or anatomical information with no clinical findings.

The end result is that people can live longer and healthier lives while reducing overall medical costs and lost productivity. This personalized medicine approach results in early detection of cancer and a differential diagnosis for pain. This personalized medicine approach is predicted to transform and innovate the health care industry.

Major markets such as University Research Centers, Hospitals, Multidisciplinary Physician practices, Pain Centers, and alternative medical centers support the need for this type of screening modality. Organizations such as the Anti-Aging and the American Academy for The advancement of Wellness are examples of large organizations designed to educate both the physicians and the consumer on preventative measures to ensure greater health.

In summary, Trillennium Medical Imaging has created an innovative new business model that is expected to give it an early market advantage. The company is leveraging this advantage through a new paradigm shift that is capitalizing on the large market potential of the working Americans, baby boomers and retirees who require specialized health care.

Overview Of Medical Infrared

Homeostasis or balance is necessary for the human body to function at an optimal level. The production of energy - cellular metabolism produces heat. Homeostasis depends on the regulation of this heat. A primary site of heat regulation is through the largest organ of the human body - the skin. The measurement of body heat production through the skin has been done since the time of Hippocrates and is an indirect measurement of metabolic activity in the body.

The sophisticated measurement of body temperature by infrared imaging is the most efficient technique for the study of skin temperature distribution. Infrared thermal imaging is a non-invasive, imaging procedure involving the detection and recording of skin thermal patterns using instruments, which can provide visual and quantitative documentation of these temperature measurements. The interpretation of these temperatures and thermal patterns can be important in the development of a diagnosis. Because Infrared Imaging can display the variations in skin temperature patterns and these variations are scientifically documented as reliable indicators of metabolic information, it may be used as an integral part of the physical examination.

Infrared Imaging is appropriate whenever the treating professional feels a physiological imaging test is needed for diagnosis or case management. Thermal imaging provides information on the normal and abnormal functioning of the sympathetic nervous system. This can include neurological or vascular dysfunction, diffuse patterns of muscular and connective tissue, usually in the form of inflammation or heat and inflammatory processes in breast tissue. This may point to the type of functional disorder as well as assist in the determination of the most effective course of treatment through continual evaluation.

The diagnosis of neurological and musculoskeletal abnormalities by Infrared Imaging is based on comparative temperature asymmetry between normal and abnormal sites. A change in normal temperature contra laterally - outside the known standard range of deviation - is a signal of abnormal function. A variety of challenges can be performed to determine the extent of sympathetic response remaining in the abnormal region. This will substantiate the presence of disruption of signals through the nervous system which is typical of the pain response.

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Clinical use of Infrared

There are major influences on skin temperature other than neurogenic control. When performing Infrared Imaging, each of the influences must be evaluated clinically to determine the cause of any asymmetry that may be present. Although evaluation of the body with Infrared Imaging is a safe, easy and effective way to visualize the physiological response of the body, interpretation of this information requires an in-depth knowledge of the human physiological response to pathology. Unlike x-ray, a thermal image is not a stand-alone diagnostic picture. A thorough clinical history and exam must be correlated to the thermal picture to provide any significant information.

Performance of thermal exams must be done in a controlled environment following specifically outlined procedural steps. This will ensure that the information recorded is that coming from the body and not extraneous environmentally induced abnormalities. Often infrared images are sent to a distant physician for interpretation. Exact protocol ensures that each exam is performed in a consistent manner and provides information that physician can accurately report on.

The Imaging Industry

The demand for personalized health care is expected to increase as consumer awareness of preventative methods are understood. Ultimately, it will be the consumer that both drives the alternative markets productivity and the need for the trained physician to embrace and help revolutionize the health care industry.

Infrared thermal (IR) imaging as an adjunctive testing model provides an effective screening device for physiological or autonomic dysfunction. With this capability, the two primary health areas that can most benefit from incorporating IR screening are breast health evaluation as a screening modality, and evaluation of nonspecific or undiagnosed pain problems.

Current Method Of Detecting Breast Cancer

Each year, thousands of women are diagnosed with breast cancer in the United States alone, and it is the most common form of cancer found in women worldwide. X-Ray or Digital Mammography screening is the current method for detection of breast cancer. Mammography provides the anatomical or structural reference for the already established tumor or micro calcification. This process of developing cancer is a progressive and developmental process over 10 to 20 years. It is during these years that many physiological and biochemical changes take place that can't be seen with a structural test.

Thermal imaging provides us an adjunctive tool (as approved by the FDA) to view the physiological changes taking place as cells are changing and mutating in this developmental phase of breast cancer. Thermography is able to detect the possibility of breast cancer much earlier, because it can image the early stages of angiogenesis. Angiogenesis is the formation of a direct supply of blood to cancer cells, which is a necessary step before they can grow into tumors of size. Thermographic breast screening is brilliantly simple. Thermography measures the radiation of infrared heat from our body and translates this information into anatomical images. Our normal blood circulation is under the control of our autonomic nervous system, which governs our body functions without our conscious will. There is no compression or radiation to the cells of the body and provides a non-contact, non-invasive test.

Current Method Of Detecting Pain

X-Ray, MRI or CT scanning is the current method to evaluate the pain process. Each of these imaging techniques measures the anatomical or structural aspects of pain. Such as disc herniations, spinal problems, stress fractures, etc.

Thermal Imaging provides us an adjunctive screening tool (as approved by the FDA) to view the physiological processes to pain when the structural screening tools fail to identify the problem. Pain disorders such as the neuralgias and neuropathies that affect nerves throughout the body, and damage the central nervous system (the brain and spinal cord), as well as pain where no physical cause can be found - psychogenic pain - increase the utility for thermal imaging.

Thermal imaging can provide an indirect reading of physiological changes by detecting the emission of autonomic information in the form of variations in the skins surface temperature for many who suffer pain with no anatomical clinical diagnosis. It is in this manner that thermal imaging can then offer to a physician a differential diagnosis as to the etiology of pain and provide a physician with a road map to the cause and possible solution to the problem.

Competition

Compared to other imaging modalities such as CTs, MRIs and PETs, the TMI thermal imaging cameras and software exhibit lower up-front and maintenance costs to hospitals, clinics and other healthcare providers and, as a result, a lower cost per procedure. Examinations utilizing the TMI thermal imaging camera are non-invasive, non-toxic and patient-friendly. TMI's equipment and software is easy for technicians to operate. We believe that a less expensive, functional imaging tool like the TMI system will enable the use of many of the new, targeted cancer therapies that are being produced, as they require accurate, lower cost functional imaging techniques to ascertain early tumor response. We also believe that use of the TMI system in the management of pain will assist in more accurate identification of the source of pain and the enhanced ability to target patient treatment.

Our competitive advantage arises from the clarity of the thermal images generated by our thermal imaging cameras as compared to similarly priced equipment. For example, our thermal imaging cameras, manufactured under an exclusive agreement for us by Mikron Instrument Company, Inc., generate thermal images comprised of 70,000 pixels. Competitive thermal imaging cameras, such as those manufactured by Flir Corporation and Medical Monitoring Systems Pty. Ltd. produce thermal images comprised of approximately 50,000 pixels. Each pixel is an individually referenced measurement of skin temperature, which can be compared with each of the other pixels in the image. Because of the increased number of pixels in our thermal images, our technology provides a more accurate thermal image, which provides us with a competitive advantage in a marketplace.

Our marketing strategy is to absorb the initial capital costs of thermal imaging cameras, related equipment and software. Our revenue stream will be based upon a per patient imaging fee arising from the ongoing usage of our equipment in third party locations.

Markets

In view of TMI's attributes and cost advantages, large and growing global healthcare expenditures, and the vast number of imaging procedures and applications for which the TMI thermal imaging cameras are suited, we believe that we will attract market share. Our plan is to initially target revenue-generating opportunities in the following three high-value areas:

o Pain Clinics;
o Mammography;
o Equine scanning for ligament damage and pain.

The level of FDA approval required for use of the TMI Technology is different from that required for use of traditional X-Ray, CT or MRI because the thermal imaging techniques are non-invasive and non-toxic. TMI Technology's strengths lay in the fact that compared to X-Ray, CT and MRI it is low cost, non-invasive and non-toxic. Through the use of education in our marketing presentations to clinical practitioners and third party payors, we will continue to stress that the TMI Technology is an adjunctive procedure, not a replacement for existing diagnostic tools on which practitoners have traditionally relied.

We will implement the first phase of our business strategy by addressing the diagnostics/screening market, which includes pain management, breast, cervical, skin and other cancers, and diabetes. We plan to address the diagnostics/screening market by entering into License Agreements with hospitals and pain clinics and by acquiring new thermal imaging technologies. The technologies available today to screen and diagnose cancer vary greatly. According to the specific form of the disease being considered, X-ray mammography is the most widely used method of diagnosing breast cancer despite the technology's limitations. For skin cancer detection, there are no effective diagnostic means other than surgical biopsy, and for cervical cancer, the inaccuracies of routinely conducted "pap smears" result in tens of thousands of unnecessary cervical biopsies. We recognize that, despite the substantial potential in this market segment, there are many clinical regulatory and marketing hurdles to overcome in order to establish TMI thermal imaging systems as the standard of care in this fragmented and complex market. We believe that the TMI thermal imaging system can potentially provide an easy-to-use, significantly lower cost, completely non-invasive, patient-friendly method of cancer detection in each of these areas.

Research, Development, and Technology

We do not manufacture the thermal imaging cameras utilized in the TMI thermal imaging system. The manufacturer of our cameras is the Mikron Instrument Company. Our contract with Mikron provides for the exclusive use and marketing of the cameras in the medical and veterinary fileds in the United States, Canda, Mexico and the Middle East. The expiration date of the contract is June 4, 2011.

We rely on the research and development of our suppliers to keep us equipped with state of the art technology. We continue to research the market for emerging advances in infrared imaging and seek to incorporate leading edge technology in our system through strategic alliances and marketing agreements. We are developing software for implementation of imaging data acceptable to the fmedical community for diagnostic purposes.

Our software offers seamless integration from capture to port generation, with all functions performed in one format. Our camera offers a Microbolometer with a 30 frame per second capture rate. This real time imager provides thermal sophistication for both clinicians and researchers. Additonial features include real time video capture and playback; export functions to excel spreadsheets and; auto calculation of average temperature deltas.

Environment and Regulation

FDA Regulation. Our products and manufacturing activities are subject to regulation by the U.S. Food and Drug Administration, or FDA, and by other federal, state, local and foreign authorities. Pursuant to the Food, Drug, and Cosmetic Act of 1938, commonly known as the FD&C Act, and the regulations promulgated under it, the FDA regulates the development, clinical testing, manufacture, packaging, labeling, storage, distribution and promotion of medical devices. Before a new device can be introduced into the market, the manufacturer must generally obtain marketing clearance through a Section 510(k) notification or approval through a Premarket Approval, or PMA.

Classification of Medical Devices. In the United States, medical devices intended for human use are classified into three categories, Class I, II or III, on the basis of the controls deemed reasonably necessary by the FDA to assure their safety and effectiveness with Class I requiring the fewest controls and Class III the most. Class I, unless exempted, and Class II devices are marketed following FDA clearance of a Section 510(k) pre-market notification. Since Class III devices (e.g., implantable devices and life sustaining devices) tend to carry the greatest risks, the manufacturer must demonstrate that such a device is safe and effective for its intended use by submitting a PMA application. PMA approval by the FDA is required before a Class III device can be lawfully marketed in the United States. Usually, the PMA process is significantly more time consuming and costly than the 510(k) process.

Breast cancer screening devices that use infrared detection instrumentation, such as that used in the TMI thermal imaging system, which are intended to be used by physicians as an adjunct (supplement) to other established clinical detection methods for breast disease, are currently classified as Class I devices, requiring clearances under Section 510(k) before marketing. Such devices that are intended for stand-alone use, i.e., for use as a sole diagnostic screening tool for detection of breast cancer, are classified as either Class II or Class III devices, requiring PMA before marketing.

Changes in Approved Devices. The FD&C Act requires device manufacturers to obtain a new FDA 510(k) clearance when there is a substantial change or modification in the intended use of a legally marketed device or a change or modification, including product enhancements and, in some cases, manufacturing changes, to a legally marketed device that could significantly affect its safety or effectiveness. Supplements for approved PMA devices are required for device changes, including some manufacturing changes, that affect safety or effectiveness. For devices marketed pursuant to 510(k) determinations of substantial equivalence, the manufacturer must obtain FDA clearance of a new510(k) notification prior to marketing the modified device. For devices marketed with PMA, the manufacturer must obtain FDA approval of a supplement to the PMA prior to marketing the modified device.

Good Manufacturing Practices and Reporting. TMI does not manufacture the infrared cameras used in its thermal imaging system. Nevertheless, the FD&C Act requires device manufacturers to comply with Good Manufacturing Practices regulations. The regulations require that medical device manufacturers comply with various quality control requirements pertaining to design controls, purchasing contracts, organization and personnel, including device and manufacturing process design, buildings, environmental control, cleaning and sanitation; equipment and calibration of equipment; medical device components; manufacturing specifications and processes; reprocessing of devices; labeling and packaging; in-process and finished device inspection and acceptance; device failure investigations; and record keeping requirements including complaint files and device tracking. We are in compliance with the above requirements.

Current  Regulatory  Status.  The FDA found that the cameras utilized in the TMI thermal imaging system are substantially equivalent to an existing legally marketed device, thus permitting them to be marketed as an adjunct (supplemental) screening/diagnostic device. The cameras utilized in our system first received 510(k) clearance in September 2001 and subsequently in March 2003. Together with our proprietary software we, are marketing the TMI thermal imaging system as an adjunct (supplemental) method for the diagnosis of breast cancer and other diseases affecting the perfusion or reperfusion of blood in tissue or organs.

Reimbursement by Third-Party Payors. Most purchasers and users of medical devices such as physicians, hospitals and imaging centers rely on reimbursements from third-party payors including, by way of example, private indemnity health insurers, managed care health insurers, federal health insurance programs (e.g.,Medicare), and state administered programs (e.g., Medicaid). Therefore, decisions by third-party payers concerning reimbursement for use of the TMI thermal imaging system are likely to affect its use. Use of the TMI thermal imaging system for its current FDA cleared uses is not covered by any third-party insurer. Failure to secure third-party coverage, or failure to maintain coverage after it is received, could have an material adverse impact on our operations.

Favorable coverage determinations for a medical device do not automatically follow FDA approval or clearance of the medical device. Rather, manufacturers of medical devices must affirmatively seek favorable coverage determinations from private and public insurers. A coverage determination usually involves two fundamental decisions. First, the insurer decides whether there are circumstances under which it will pay for a procedure involving the device or will pay an additional amount for use of the device, where the device is an adjunct to an already covered procedure. Second, if there are circumstances where coverage would be appropriate, the insurer sets out the conditions necessary to support coverage (e.g., medical history). The coverage conditions can be broad allowing many patients to qualify for coverage or so narrow, that few patients qualify for coverage. Following a favorable coverage determination, the insurer sets a level of reimbursement or a formula for determining that level.

Coverage determinations by private and public insurers can proceed slowly; their outcomes are uncertain and can vary even within a single program owing in part to the fact that many determinations are made regionally, locally or on a case-by-case basis, rather than nationally. This is even so for Medicare, the federal health insurance program for the aged, disabled, and single largest third-party payor.

Through compilation of a HIPPA compliant data base images, we plan to develop a statistically verifiable basis upon which practioners can base their patient evaluations thereby providing the data upon which we believe we will be able to obtain approval for third party reimbursement.

Permits and Inspections

The manufacturer of the thermal imaging cameras utilized in the TMI thermal imaging system is subject to compliance with Good Manufacturing Practices under the FD&C Act, as described above. The manufacturer is subject to government inspection and failure to comply with all applicable standards can result in suspension or termination of its ability to manufacture cameras for use in our system. In that event we would be compelled to seek thermal imaging cameras from other manufacturers.

Users of the TMI thermal imaging system are required to utilize protocols for accurate thermal imaging such as the "Technical Protocols for High Resolution Infrared Imaging" approved by the ACCII 5-15-99. Failure to comply with these requirements can result in suspension or termination of the facilities' authority to utilize our thermal imaging system. In that event we would experience a disruption in revenue while we removed our equipment and sought to install it in another location.

Research and Development

We continue to interface with equipment manufacturers and medical device research and development firms to seek out state of the art thermal imaging technology.

In addition, we are in the process of creating a Data Collection division. This will enable us to keep data and compare results of images taken from all of our cameras. This will then lead to definitive conclusions for the medical community. Through a HIPPA-compliant database we plan to gather a statistically-verifiable data set from our patient population from all of our participating facilities. This information will be compared to currently known statistics and provide additional verification regarding the efficacy of infrared imaging in a variety of applications. The medical community requires `evidence' to back the use or implementation of all technologies. TMI expects that its thermal imaging operations will yield significant data. This will supply the data needed to support evidenced-based practice. This data can then be compared to the patient outcome-information held by each practitioner. The combined data can be presented when petitioning the reimbursement approval from third-party payers.

                            DESCRIPTION OF PROPERTIES

We maintain our principal office at 6911 Pilliod Road, Holland OH 43528. Our telephone number at that office is (419) 865-0069 and our facsimile number is
(419) 867-0829.

                                LEGAL PROCEEDINGS

We may become involved in a lawsuit or legal proceeding at any time in the ordinary course of business. Litigation is subject to inherent uncertainties, and an unexpected adverse result may arise that may adversely affect our business. We are currently not aware of any litigation pending or threatened for any reason. We are not aware of any additional legal proceeding or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following are our directors and executive officers:

 Name                 Age   Position                         Position Held Since
 -----                ----  ---------                        -------------------
 John Antonio               President, Chief Executive       June   2005
                            Officer, Director
 Ken McCoppen               Senior Vice President, Director  June   2005
 Howard Bielski             Chief Financial Officer          August 2005
 Dr, Michael Shen           Director                         July   2005
 Dr. McKinley Boston        Director                         July   2005


1) For directors, the term of office is until the next annual meeting of shareholders. For officers, the term of office is until the next annual meeting of the Board of Directors, presently scheduled to be held immediately following the annual meeting of the shareholders.

John Antonio, President, Chief Executive Officer and Director

John Antonio has served as our President, Chief Executive Officer, and a Director since June 2005. From March of 2004 until present, Mr. Antonio has been involved in the establishment of Trillennium Medical Imaging, Inc. and its merger with Wellstar International, Inc. From January 2003 until present, Mr. Antonio has been the Vice President of Have Network Technologies International, Inc. From 1996 to present Mr. Antonio has been the manager of Intertel LLC, which is engaged in the distribution of prepaid phone cards in Mexico. Mr. Antonio graduated from Bowling Green State University with a BLS Degree.

Ken McCoppen, Senior Vice President and Director

Ken McCoppen has served as our Senior Vice President and a Director since June 2005. From September 2002 until September 2004, Mr. McCoppen was Executive Vice President of Sales for Arista Communications, a provider of telecommunications services. From June 1999 until September 2002, Mr. McCoppen was Vice President of the National Partners Program for Qwest Communications. From 1982 to 1999, Mr. McCoppen held sales positions at the following companies: Toshiba America; Samsung America; Micronics; Mantech International; and GTE.

Howard Bielski, Chief Financial Officer

Mr. Bielski has served as our Chief Financial Officer since August 2005. Mr. Bielski is the managing member of Bielski & Bielski, LLC, an accounting firm located in Fairfield, New Jersey and is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

Dr. Michael Y. H. Shen, Director

Dr. Shen has served as a Director since July 2005. Since October 2004, Dr. Shen has been the Head of the Section of Cardiac Imaging and a Staff Physician at the Cleveland Clinic Florida. Since June 2003, Dr. Shen has been the Head of the Section of Nuclear Cardiology and a Staff Physician at the Cleveland Clinic Florida. From July 1999-May 2003, Dr. Shen held the following positions at the Cooper Hospital/University Medical Center: Director, Nuclear Cardiology and Director, Center for Cardiovascular Informatics. Also from July 1999-May 2003, Dr. Shen was an Assistant Professor of Medecine at the UMDNJ Robert Wood Johnson Medical School South Campus.

Dr. McKinley Boston, Director

Dr. Boston has served as a Director since July 2005. Since December 2004, Dr. Boston has served as Athletic Director and Vice President of New Mexico State
University. Since September 2000, Dr. Boston has served as an Education Consultant at the Consortium of Minneapolis Board of Education, Minneapolis Youth Coordinating Board, and Minneapolis Park Board.

AUDIT COMMITTEE

At present we do not have an audit committee and consequently the entire Board serves as the audit committee. The Board presently consists of 4 members, two of whom are independent. We have interviewed several qualified individuals for the position of Audit Committee Financial Expert on the Board of Directors. All have declined to serve, with the primary reason being personal liability issues, especially the perceived view that being the "financial expert" increases the individual's personal exposure over that of being a regular Board member.

CODE OF ETHICS

The Board of  Directors  has not adopted a Code of  Business  Conduct and Ethics
(Code) that is applicable to our directors, principal executive and financial officer, principal accounting officer or controller, and persons performing similar functions.

                             EXECUTIVE COMPENSATION

The following tables set forth certain information regarding our President and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal years ending July 31, 2005, 2004 and 2003 exceeded $100,000:


                                                                      Long Term
Name and                                                            Compensation
Principal                               Annual Compensation          Securities
                                        --------------------         Underlying
Position                       Year    Salary         Bonus         Options (#)
---------                      -----   -------        ------        -----------
David F. Hostelley, President  2005      $0            $-0-              0
                               2004      $0            $-0-              0
                               2003      $0            $-0-              0
John A. Antonio, President     2005      $0            $-0-              0

Option/SAR Grants in Last Fiscal Year

None.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option

Values

Options Exercised :

None.

Options Unexercised :

None.

Equity Compensation Plan Information

                                                                                        Number of securities remaining available for
                      Number of securities to be issued   Weighted-average exercise     future outstanding Issuance under equity
                        upon exercise of outstanding      price of outstanding options  compensation plans (excluding options,
                      options, warrants and rights        warrants and rights           securities reflected in column (a)
    ---------------- -----------------------------------  ----------------------------- --------------------------------------------
    Plan Category                      (a)                               (b)                                  (c)
    Equity compensation                 -                                 -                                    -
    plans approved by
    security holders
    Equity compensation                 -                                 -                                    -
    plans not approved by
    security holders
      Total                                                               $

Compensation of Directors

Dr. Leonard Makowka is a renowned surgeon having pioneered the development of liver transplant surgery. He is well known and well respected in the medical community. Dr. Makowka serves as an advisor to the Board of Directors. For his services he has received common stock and fees. Dr. Makowka, in conjunction with Dr. Michael Shen is instrumental in analysis of thermal imaging technology utilized in the TMI thermal imaging system. He assists in the marketing of the TMI system to end users and in effectively presenting us in the financial community. He continues to monitor the medical marketplace for advances in infrared imaging sciences in an effort to assure we maintain a state of the art system.

Dr. Michael Shen is a member of our Board of Directors. He is currently the chief of cardiac imaging at the Cleveland Clinic. In conjunction with Dr. Makowka, Dr. Shen is instrumental in analysis of thermal imaging technology utilized in the TMI thermal imaging system. He assists in the marketing of the TMI system to end users and in effectively presenting us in the financial community. He continues to monitor the medical marketplace for advances in infrared imaging sciences in an effort to assure we maintain a state of the art system.

Employment Agreements

On August 5, 2005, we entered into separate employment agreements with John A. Antonio, our President and CEO; and Kenneth B. McCoppen, our Vice President and Corporate Secretary. These agreements provide for base annual salaries of $240,000. Further, each agreement has a base term of five (5) years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, during the last two years, had any material interest, direct or indirect, in any transaction with Wellstar International, Inc. or in any presently proposed transaction that has or will materially affect Wellstar International, Inc.:

- Any of our directors or officers;
- Any person proposed as a nominee for election as a director;

- Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of any class of our voting securities; - Any of our promoters; - Any relative or spouse of any of the foregoing persons who has the same house as such person.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The  following  table  sets  forth  certain  information   regarding  beneficial
ownership of our common stock as of June 19, 2006:

* by each person who is known by us to beneficially own more than 5% of our common stock; * by each of our officers and directors; and * by all of our officers and directors as a group.

                                                                    Percent
 Name and                            Common Shares                    of
 Address of                          Beneficially                    Class
 Beneficial Owner (1)(2)              Owned (1)       Total           (3)
 --------------------                ------------     -----        ----------
 John A. Antonio (4)                  13,325,000    13,325,000       16.3%

 Howard Bielski                        1,000,000     1,000,000        1.2%

 McKinley Boston                         500,000       500,000           *

 Ken McCoppen                         13,800,000    13,800,000       16.8%

 Leonard Makowka                       4,000,000     4,000,000        4.8%

 Michael Shen                          4,000,000     4,000,000        4.8%

 Andrew M. Thompson (5)                7,349,206     7,349,206        9.0%

 August Investments, Inc.              4,940,000     4,940,000        6.0%
 8170 E. Eastern Ave., Ste. 4
 Las Vegas, NV 89123

 Cede & Co.                            8,750,000     8,750,000       10.7%

 Ryan Henning                          4,940,000     4,940,000        6.0%
 8170 S. Eastern Ave., Ste. 4
 Las Vegas, NV 89123

 All directors and Executive          32,625,000    32,625,000       39.9%
 officers as a group (5 persons)


*Less than 1%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 19, 2006 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Unless otherwise indicated, the address of each beneficial owner is c/o Wellstar International, Inc., 6911 Pilliod Road, Holland, Ohio 43528.

(3) Based on 81,600,000 shares issued and outstanding as of June 19, 2006.

(4) Includes (i) 7,725,000 shares of common stock owned by Mr. Antonio (ii) 4,000,000,000 shares of common stock held by Mr. Antonio's wife and (iii) 1,600,000 shares of common stock owned by Mr. Antonio's four children.

(5) Includes (i) 6,349,206 shares of common stock underlying a $400,000 Secured Convertible Note (ii) 1,000,000 shares of common stock and (iii) 1,000,000 shares of common stock underlying warrants.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue up to 200,000,000 shares of common stock, par value $.001. As of January 20, 2006, there were 81,375,000 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

We have engaged Pacific Stock Transfer, located at 500 Warm Springs Road, Suite 240, Las Vegas, NV 89119, as independent transfer agent or registrar. Pacific Stock Transfer's telephone number is (702) 361-3033.

     COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o privately-negotiated transactions;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o a combination of any such methods of sale; and

o any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Regulation S, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

The tables below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following tables also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

The selling shareholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

                                       Total
                    Total Shares of    Percentage of
                    Common Stock       Common Stock     Shares of                                         Beneficial   Percentage of
                    Issuable Upon      Outstanding,     Common Stock      Beneficial     Percentage of    Ownership    Common Stock
                    Conversion of      Assuming         Included in       Ownership      Common Stock     After        Owned After
                    Notes   and/or     Full             Prospectus        Before the     Owned Before     Offering     Offering
   Name             Warrants*          Conversion**        (1)            Offering***    Offering***      (8)          (7)
---------------------------------------------------------------------------------------------------------------------------------
 AJW Offshore,      80,898,374 (3)          99.4%        Up to           4,060,612        4.99%                  --         --
 Ltd. (2)                                                80,898,374
                                                         shares of
                                                         common stock
 AJW Qualified      48,150,234 (4)          59.1%        Up to           4,060,612        4.99%                  --         --
 Partners, LLC                                           48,150,234
 (2)                                                     shares of
                                                         common stock
 AJW Partners,      18,243,253 (5)          22.4%        Up to           4,060,612        4.99%                  --         --
 LLC (2)                                                 18,243,253
                                                         shares of
                                                         common stock
 New Millennium      2,243,023 (6)           2.7%        Up to           2,243,023        2.7%                   --         --
 Capital                                                 2,243,023
 Partners II,                                            shares of
 LLC (2)                                                 common stock

 Andrew M.           1,000,000 (7)           1.2%        Up to           1,000,000        1.2%                   --         --
 Thompson                                                1,000,000
                                                         shares of
                                                         common stock

 TOTAL             150,534,884              185.%

* This column represents an estimated number based on a conversion price as of a recent date of January 31, 2006 of $.043, divided into the principal amount.

** Based on 81,600,000 shares outstanding as of June 19, 2006.

*** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

**** Less than 1%

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate (200%) of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on January 31, 2006, the secured convertible notes would have had a conversion price of $.043. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(3) Includes (i) 75,488,372 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 5,410,002 shares of common stock issuable upon exercise of common stock purchase warrants.

(4) Includes (i) 44,930,232 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 3,220,002 shares of common stock issuable upon exercise of common stock purchase warrants.

(5) Includes (i) 17,023,255 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 1,219,998 shares of common stock issuable upon exercise of common stock purchase warrants.

(6) Includes (i) 2,093,023 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 150,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(7) Includes 1,000,000 shares of common stock issuable upon exercise of common stock purchase warrants. The warrants were issued pursuant to a Term Loan Agreement dated October 11, 2005.

(8) Assumes that all securities registered will be sold.

Name                                                           Shares of       Beneficial     Beneficial     Total
                           Total Shares    Total Percentage    Common Stock    Ownership      Ownership      Percentage of
                           of Common       Of Common Stock     Included in     Before         After          Common Stock
                            Stock          Outstanding         Prospectus      Offering       Offering (2)   After offering (2)

Sichenzia Ross             225,000 (1)           *                225,000      1,000,000         775,000               *
Friedman Ference

(1) Includes 225,000 shares issued for legal services. An additional 775,000 shares of common stock issued to Sichenzia Ross Friedman Ference are not being registered in this registration statement.

(2) Assumes that all securities registered will be sold.

TERMS OF SECURED CONVERTIBLE NOTES AND THE WARRANTS

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on October 31, 2005 for the sale of (i) $3,000,000 in secured convertible notes and (ii) warrants to buy 5,000,000 shares of our common stock.

The investors are obligated to provide us with the funds (gross proceeds) as follows:

o $1,000,000 was disbursed on October 31, 2005;

o $1,000,000 was disbursed on January 20, 2006; and

o $1,000,000 will be disbursed within two days of the effectiveness of this prospectus.

The secured convertible notes bear interest at 8% per annum, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

o $0.12; or

o a 40% discount to the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.15 per share. Prepayment of the notes is to be made in cash equal to either (i) 120% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 130% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 135% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

Our right to repay the notes is  exercisable  on not less than ten trading  days prior written notice to the holders of the secured convertible notes. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

We also have a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.09. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing 104% of the then outstanding principal amount of the notes by 36, plus one month's interest.

The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distribute the final $1,000,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at our election, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at our election, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;

o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;

o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten
(10) days after receipt of notice of such failure from the investors; and

o Any breach of, or default under, the Warrants.

An event of default under the secured convertible notes occurs if we:

o Fail to pay the principal or interest when due;

o Do not issue shares of common stock upon receipt of a conversion notice;

o Fail to file a registration statement within 30 days after October 31, 2005 or fail to have the registration statement effective by February 13, 2006;

o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;

o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;

o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;

o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, including:

o Taking possession of all of our assets, including, but not limited to, our inventory, receivables, equipment, contract rights and other general intangibles, as well as our intellectual property; and

o Operating our business using the collateral as set forth above with the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, for cash or on credit

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.50 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated October 31, 2005.

Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

A complete copy of the Securities Purchase Agreements and related documents are attached as exhibits to our Form SB-2 registration statement relating to this prospectus.

Sample Conversion Calculation

The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $3,000,000 of secured convertible notes on January 31, 2006, at a conversion price of $.043, the number of shares issuable upon conversion would be:

$3,000,000/$0.043 = 69,767,441 shares

The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of January 6, 2006 of $0.12.

                                                Number             % of
 % Below    Price Per     With Discount       of Shares        Outstanding
  Market      Share          at 40%            Issuable           Stock

   25%        $.09            $.054           55,555,555            68%
   50%        $.06            $.036           83,333,333           101%
   75%        $.03            $.018          166,666,666           203%


                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby. Sichenzia Ross Friedman Ference is also a selling shareholder in this registration statement.

                                     EXPERTS

Simontacchi & Company, LLP, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at July 31, 2005 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on its expertise in accounting and auditing.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Wellstar International Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

Upon effectiveness of our registration statement on Form SB-2, we will be subject to the informational requirements of the Securities Exchange Act of 1934 that require us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330 Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY

                    REVIEWED CONSOLIDATED FINANCIAL STATEMENT

                                 APRIL 30, 2006

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                   REVIEWED CONSOLIDATED FINANCIAL STATEMENTS

                                 APRIL 30, 2006


                                    CONTENTS
                                   ----------

                                                                          PAGE

 REVIEW REPORT OF INDEPENDENT REGISTERED
     PUBLIC ACCOUNTING FIRM
                                                                          F-1
 CONSOLIDATED BALANCE SHEET
                                                                          F-2
 CONSOLIDATED STATEMENT OF OPERATIONS                                     F-3

 CONSOLIDATED STATEMENT OF CHANGES IN
     STOCKHOLDERS' EQUITY (DEFICIT)                                       F-4

 CONSOLIDATED STATEMENT OF CASH FLOWS                                  F-5 - F-6

 CONSOLIDATED SCHEDULE OF SELLING, GENERAL
     AND ADMINISTRATIVE EXPENSES                                          F-7

 NOTES TO CONSOLIDATED FINANCIAL STATEMENT                            F-8 - F-17

To The Board of Directors
Wellstar International, Inc. and Subsidiary
Holland, Ohio 43528

             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------

We have reviewed the accompanying consolidated balance sheet of WellStar International, Inc. and Subsidiary as of April 30, 2006 and the related consolidated statements of operation, changes of stockholders' equity (deficit), cash flows, and schedule of selling, general and administrative expenses for the nine months then ended. These interim financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objectives of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with United States generally accepted accounting principles.




Simontacchi & Company, LLP
Rockaway, New Jersey

June 14, 2006

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                 APRIL 30, 2006


                                     ASSETS
                                     ------
Current Assets:
    Cash                                                         $   139,263
    Accounts Receivable                                               18,950
     Prepaid Expenses                                                  6,211
                                                                 -----------
          Total Current Assets                                       164,424
                                                                 -----------

Fixed Assets:
    Imaging Equipment                                                457,977
    Office Equipment and Fixtures                                    144,932
                                                                 -----------
           Subtotal                                                  602,909

Less: Accumulated Depreciation                                        40,102
                                                                 -----------
           Net Fixed Assets                                          562,807
                                                                 -----------

Intangible Assets:
    Covenant Not To Compete                                           20,000
    Manufacturing and Distribution Agreement                         700,000
                                                                 -----------
            Subtotal                                                 720,000

 Less: Accumulated Amortization                                       49,268
                                                                 -----------
           Net Intangible Assets                                     670,732
                                                                 -----------

Other Assets:
    Loan Acquisition Cost (net of amortization of $131,639)           58,386
    Software and Manuals (Net of Amortization of $14,356)             65,644
    Security Deposit                                                     830
                                                                 -----------
          Total Other Assets                                         124,860
                                                                 -----------

          Total Assets                                           $ 1,522,823
                                                                 ===========

                     LIABILITIES LESS SHAREHOLDERS' DEFICIT
                     ---------------------------------------

Current Liabilities:
    Accounts Payable                                             $    14,413
    Accrued Expenses                                                 884,044
    Notes Payable                                                    750,000
    Derivative Instruments Liability                               4,693,230
                                                                 -----------
          Total Current Liabilities                                6,341,687
                                                                 -----------

Stockholders' Equity:
    Common Stock
    Authorized 200,000,000 Shares, par value .001 per share
    Issued Shares, 81,600,000 - Outstanding Shares, 80,100,000        80,100
    Paid in Surplus                                                  461,475
    Retained Earnings (Deficit)                                   (5,360,439)
                                                                 -----------
            Total Shareholders' Deficit                           (4,818,864)
                                                                 -----------

            Total Liabilities and Stockholder's Equity           $ 1,522,823
                                                                 ===========



  See Accountants' Review Report and Accompanying Notes to Financial Statement

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED APRIL 30, 2006


Income:
   Revenue from Medical Imaging                                  $     20,875
                                                                 ------------

Operating Expenses:
   Selling, General and Administrative                              1,435,173
   Depreciation and Amortization                                      235,364
                                                                 ------------
          Total Operating Expenses                                  1,670,537
                                                                 ------------

Loss from Operations                                               (1,649,662)
                                                                 ------------

Other Expense (Income):
   Interest Income                                                     (2,320)
   Interest Expense                                                    80,855
   Derivative Instrument Expense, Net                               2,693,230
   Prepayment and Delinquent Stock Registration
          Penalty - Convertible Debentures                            773,949
                                                                 ------------
           Total Other Expenses (Income)                            3,545,714
                                                                 ------------

Loss before Provision for Taxes                                    (5,195,376)
   Provision for Taxes                                                   --
                                                                 ------------
           Net Loss                                              $ (5,195,376)
                                                                 ============

Net Loss Per Share, Basic and Diluted                            $       (.07)
                                                                 ============

Weighted Average Number of Common Shares
    Outstanding, Basic and Diluted                                 78,344,815
                                                                 ============


  See Accountants' Review Report and Accompanying Notes to Financial Statement

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CHANGES IN
                         STOCKHOLDERS' EQUITY (DEFICIT)
                    FOR THE NINE MONTHS ENDED APRIL 30, 2006



                                                Common Stock
                                        ----------------------------
                                                                      Additional Paid   Accumulated
                                           Shares          Amount        in Capital       Deficit          Total
                                        -----------    -------------   --------------  -------------   -------------
Balance, August 1, 2005                  75,000,000    $     75,000    $     90,000    $   (165,063)   $        (63)

Common Stock - Issued for Services        2,100,000           2,100          54,475                          56,575

Common Stock - Issued in Acquisition      2,000,000           2,000         198,000                         200,000

Common Stock - Issued as Loan
     Acquisition Costs                    1,000,000           1,000         119,000                         120,000

Net Loss for the Period                                                                  (5,195,376)     (5,195,376)
                                                                                       ------------    ------------

Balance, APRIL 30, 2006                  80,100,000    $     80,100    $    461,475    $ (5,360,439)   $ (4,818,864)
                                                       ============    ============    ============    ============

  See Accountants' Review Report and Accompanying Notes to Financial Statement

                  WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                    FOR THE NINE MONTHS ENDED APRIL 30, 2006


Cash Flows from Operating Activities:
   Net Loss                                                      $(5,195,376)
   Adjustments to Reconcile Net Loss to Net Cash used
      in Operating Activities:
          Depreciation and Amortization                              235,364
          Prepayment and Delinquent Registration
            Penalty Convertible
                Debentures                                           773,949
          Services Paid in Stock                                      56,575
          Derivative Instrument Expense, Net                       2,693,230
   Changes in Operating Assets and Liabilities:
          Increase (Decrease) In:
              Accounts Receivable                                    (18,950)
              Prepaid Expenses                                        (6,211)
              Accounts Payable                                        14,413
              Accrued Expenses                                       110,046
                                                                 -----------
   Net Cash Used in Operating Activities                          (1,336,960)
                                                                 -----------

Cash Flows from Investing Activities:
   Purchase of Equipment                                            (602,909)
   Security Deposit                                                     (830)
   Acquisition of Assets                                            (400,000)
                                                                 -----------
   Net Cash Used in Investing Activities                          (1,003,739)
                                                                 -----------

Cash Flows From Financing Activities:
   Payments of Financing Costs                                       (70,025)
    Proceeds from Issuance of Convertible Notes                    2,400,000
                                                                 -----------
   Net Cash Provided by Financing Activities                       2,329,975
                                                                 -----------

Net Decrease in Cash                                                 (10,724)

Cash at Beginning of Period                                          149,987
                                                                 -----------
Cash at End of Period                                            $   139,263
                                                                 ===========

Cash Paid for Interest                                               $ - 0 -

Cash Paid for Taxes                                                  $ - 0 -



  See Accountants' Review Report and Accompanying Notes to Financial Statement

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE NINE MOTHS ENDED APRIL 30, 2006


Supplemental Disclosure of Non-Cash Investing and Financing Activities:


1. During the nine months ended April 30, 2006, stock purchase warrants exercisable for 3,333,334 shares of common stock were issued in connection with a closing on $2 million of convertible notes had no cash effect.

2. Prepayment and Delinquent Registration Penalty, no cash expended is an expense of $773,949.

3. 5,100,000 shares of Common Stock was issued in the following transactions; an acquisition, for services and for a loan fee. The amount was $376,575.

4. Note payable of $200,000 in Acquisition of Assets resulted in no cash being expended as of April 30, 2006.


  See Accountants' Review Report and Accompanying Notes to Financial Statement

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                    CONSOLIDATED SCHEDULE OF SELLING, GENERAL
                           AND ADMINISTRATIVE EXPENSES
                    FOR THE NINE MONTHS ENDED APRIL 30, 2006



Selling, General and Administrative Expenses:

   Salaries                                                       $    724,537
   Payroll Taxes                                                        55,495
   Professional Fees                                                   340,400
   Travel and Subsistence                                              138,216
   Website and Internet Costs                                            9,422
   Employee Training                                                    12,302
   Business and Stock Registration                                       8,354
   Computer and Software Costs                                          29,335
   Miscellaneous                                                         4,914
   Telephone                                                            19,338
   Health and Other Insurance                                           43,042
   Marketing                                                            21,540
   Office Expense                                                        6,910
   Delivery Fees                                                         4,017
   Press Release Expense                                                 3,760
   Printing and Reproduction                                             5,277
   Rent and Utilities                                                    8,314
                                                                  ------------

      Total Selling, General and Administrative
            Expenses                                              $  1,435,173
                                                                  ============

  See Accountants' Review Report and Accompanying Notes to Financial Statement

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT
                                 APRIL 30, 2006


NOTE 1    The Company
---------------------

     a) Wellstar International, Inc. (the "Company") was incorporated December 15, 1997, under the laws of the State of Nevada. The Company was in the development stage and has had no operating activities. On July 12, 2005, the Company entered into an agreement to acquire Trillennium Medical Imaging, Inc. ("TMI"), a start up development stage company formed in June 2005.

          The purchase price was the issuance by the Company of 50,000,000 shares, 144 restricted shares, in exchange for all of the issued and outstanding shares of TMI. The Company upon the execution of this agreement had no assets and no operations. TMI became an operating, wholly owned subsidiary of the Company.

     b) TMI, on the date of the acquisition, had no operations. TMI began operations on August 1, 2005. TMI has executed agreements to place imaging equipment in a hospital group in Texas and a pain center group in Florida. Operations began in February 2006 for the pain center and are scheduled to begin in September 2006 for the hospital group.

NOTE 2    Summary of Significant Accounting Policies
----------------------------------------------------

          Revenue Recognition

          The Company recognizes revenues utilizing the accrual method of accounting. More specifically, the Company enters into licensing agreements for its advanced thermal imaging technology. Under the licensing agreements, the Company supplies the camera equipment, related software and training for each facility. Once the facility is operational, the licensing agreement provides for a fixed fee for each image that is taken. Accordingly, the revenue is recognized at the time that the image is taken, which represents the Company's right to receive the fixed fee. The Company's revenue recognition policy is in compliance with the provisions of EITF 00-21.

          Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.


                         See Accountants' Review Report

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT
                                 APRIL 30, 2006


NOTE 2    Summary of Significant Accounting Policies (cont'd)
-------------------------------------------------------------------

          Income Taxes

          The Company will provide for income taxes based on the provisions of Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements and tax returns in different years. Under this method, deferred income tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in an effect for the year in which the differences are expected to reverse.

          Concentration of Credit Risk

          Financial instruments which potentially subject the Company to concentrations of credit risk consists of a checking account with a financial institution in excess of insured limits. The excess above insured limits is approximately $49,300. The Company does not anticipate non-performance by the financial institution.

          Fair Value of Financial Instruments

          Carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, approximate fair value because of their short maturities.

          Equipment

          Imaging and office equipment are recorded at cost and depreciated on the straight line method with an estimated life of five (5) years. Imaging equipment is at the customers facility where the equipment is used or stored by the Company until placed in use. The Company retains title to the imaging equipment while it is at the customers location. Depreciation expense for the nine months ended April 30, 2006 was $40,102.

          Loan Acquisition Costs

          Loan acquisition costs are stated at cost and relate to the costs of acquiring the convertible notes (see Note 3) and to obtaining the $400,000 Note Payable (see Note 4). Amortization is provided for under the straight line method over three (3) years, which is the term of the convertible notes and six months for the term of the Note Payable.


                         See Accountants' Review Report

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT
                                 APRIL 30, 2006


NOTE 2    Summary of Significant Accounting Policies (cont'd)
--------------------------------------------------------------

          Loss Per Share

          Basic and diluted net loss per common share for the nine months ended April 30, 2006 are computed based upon the weighted average number of common shares outstanding. The assumed conversion of common stock equivalents was not included in the computation of diluted loss per share because the assumed conversion and exercise would be anti-dilutive due to the net loss incurred. Based on the conversion formula in the Agreements (see Note 3 and 4) on the conversion of its convertible notes would have resulted in the issuance of additional common shares in the amount of 21,067,506, on April 30, 2006.

          Stock Based Compensation

          Stock based compensation will be valued in accordance with SFAS 123 under the Fair Valued based method. Compensation cost is measured at the grant date based on the value of the award and is recognized over the service period which is usually the vesting period. Transactions with non-employees shall be accounted for based on the Fair Value of the consideration received or Fair Value of the equity installments issued, whichever is more reliably measurable.

          Derivative Instruments

          In connection with the sale of debt or equity instruments, we may sell options or warrants to purchase our common stock. In certain circumstances, these options or warrants may be classified as derivative liabilities, rather than as equity. Additionally, the debt or equity instruments may contain embedded derivative instruments, such as conversion options, which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative instrument liability.

          The identification of, and accounting for, derivative instruments is complex. Our derivative instrument liabilities are re-valued at the end of each reporting period, with changes in the fair value of the derivative liability recorded as charges or credits to income, in the period in which the changes occur. For options, warrants and bifurcated conversion options that are accounted for as derivative instrument liabilities, we determine the fair value of these instruments using the Black -Scholes option pricing model. That model requires assumptions related to the remaining term of the instrument and risk-free rates of return, our current common stock price and expected dividend yield, and the expected volatility of our common stock price over the life of the option.


                         See Accountants' Review Report

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT
                                 APRIL 30, 2006



NOTE 2    Summary of Significant Accounting Policies (cont'd)
-------------------------------------------------------------

          Derivative Instruments (cont'd)

          Because of the limited trading history of our common stock, we have estimated the future volatility of our common stock price based on not only the history of our stock price but also the experience of other entities considered comparable to us. The identification of, and accounting for, derivative instruments and the assumptions used to value them can significantly affect our financial statements.

          Registration Rights Agreements

          In connection with the sale of debt or equity instruments, we may enter into Registration Rights Agreements. Generally, these Agreements require us to file registration statements with the Securities and Exchange Commission to register common shares that may be issued on conversion of debt or preferred stock, to permit re-sale of common shares previously sold under an exemption from registration or to register common shares that may be issued on exercise of outstanding options or warrants.

          The Agreements usually require us to pay penalties for any time delay in filing the required registration statements, or in the registration statements becoming effective, beyond dates specified in the
          Agreement. These penalties are usually expressed as a fixed percentage, per month, of the original amount we received on issuance of the debt or preferred stock, common shares, options or warrants. We account for these penalties as a contingent liability and not as a derivative instrument. Accordingly, we recognize the penalties when it becomes probable that they will be incurred. Any penalties are expenses over the period to which they relate.

NOTE 3    Convertible Notes
----------------------------

          On October 31, 2005, the Company entered into a Securities Purchase Agreement with AJW Partners, LLC and its related entities for the sale of $3,000,000 of 8% secured convertible notes, each advance is evidenced by a note which is due three years from the date of the advance, and for stock purchase warrants exercisable for a total of 5,000,000 shares of common stock each issuance of warrants expiring on the fifth anniversary from the date of issue. The warrants are issued at the time funds are advanced at 1,666,667 per $1 million advanced. The notes are convertible, at the holder's option, into shares of common stock, in whole or in part, at any time after the original issue date. No interest shall be due and payable for any month in which the Company's stock trading price is greater than $0.1125 for each trading day of the month.


                         See Accountants' Review Report

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT
                                 APRIL 30, 2006



NOTE 3    Convertible Notes (cont'd)
------------------------------------

          The number of shares of common stock issuable upon a conversion is to be determined by dividing the outstanding principal amount of the notes to be converted, plus related accrued interest, by the conversion price. The conversion price in effect on any conversion date will be at the selling stockholder's option, at the lower of(i) $0.12 or (ii) a 40% discount to the average of the three lowest intraday trading prices for the common stock on a principal market for the twenty trading days preceding, but not including, the conversion date. The total shares at April 30, 2006 were 18,212,866.

          The stock purchase warrants have an exercise price of $0.50 per share. Through April 30, 2006, the Company closed on $2,000,000 of the $3,000,000 of convertible notes contemplated by the Securities Purchase Agreement and issued stock purchase warrants exercisable for 3,333,334 shares of common stock in connection therewith. The dates of the advance of the funds of $1 million each were October 31, 2005 and January 20, 2006. The Company shall file a registration statement within 30 days of the October 31, 2005 closing, registering sufficient underlying shares to be reserved for issuance upon conversion of the convertible notes and exercise of the stock purchase warrants. If not filed by the filing date or declared effective by the SEC on or after 105 days from the date of closing, or if effective and sales of all the registerable securities cannot be made pursuant to the registration statement or the common stock is not listed or included for quotation on an exchange for the Company's securities, then the Company shall pay to each holder of the notes or registerable securities an amount equal to the then outstanding principal amount of the notes multiplied by the applicable percentage as defined in the Registration Rights Agreement. The Company is in default on the loan, as such, the loan is shown as a current liability. The Company has accrued a stock registration delinquency penalty of $60,000 per a provision of the secured convertible note.

          In connection with the aforementioned issuance of the $1,000,000 of convertible notes, of which the Company received net proceeds of $910,000 on October 31, 2005, after payment of fees and costs, a refund of $19,975 was received in February 2006 resulting in cost of $70,025, the Company granted a first priority security interest in all the assets of the Company. The issuance of convertible notes resulted in conversion features being accounted for as embedded derivative liabilities in accordance with EITF00-19 and SFAS 133 (see Note 5).


                         See Accountants' Review Report

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT
                                 APRIL 30, 2006


NOTE 4    Note Payable
----------------------

          The Company has borrowed  $150,000 from an unrelated  individual.  The
          Note is dated August 1, 2005, the funds were deposited July 29, 2005. The outstanding balance of the loan shall bear monetary interest at the fixed rate of six percent (6%) simple, non-compounding interest payable in arrears per annum. The outstanding balance of principal and interest is due and payable on demand on or after August 1, 2006. All payments shall apply first to interest accrued and then principal. The Company may prepay all or part without a pre-payment penalty.

          The 500,000 shares of one-year restricted common stock issued to the holder of the $150,000 note in November 2005 were issued pursuant to the Share Exchange Agreement between Trillennium and Wellstar. Accordingly, the issuance of stock is a separate transaction from the note and EITF 00-27 was not applied.

          Default shall occur upon (1) failure to make payment on the note or transfer of stock when due, (2) Company institutes bankruptcy or solvency proceedings or make an assignment for the benefit of creditors.

          Note Payable - Due After One Year             $150,000

          The Company has entered into a loan agreement with an individual.  The note is dated October 11, 2005. The note provides for a total loan of $400,000, the Company received $190,000 by October 31, 2005. The balance of $210,000 was subsequently received on November 29, 2005. The note bears interest at a fixed rate of 8%, plus the prevailing variable margin rate charged to the lender. As of April 30, 2006, the margin rate was 7.125%. The lender was paid a loan acquisition cost on December 5, 2005, in common stock of 1 million shares.

          The cost was recorded at market value at the date of the loan which was $ .12 per share, for a total of $120,000. The outstanding balance of principal and accrued interest is due and payable on April 11, 2006. The note has been extended by mutual agreement under the current terms and interest is being accrued. As security for the loan, the Company has pledged all of its tangible and intangible assets. Commencing on January 1, 2006, the Company shall establish an escrow account and shall deposit 25% of all proceeds generated by the thermal imaging cameras purchased with $210,000 of proceeds from the loan. The funds shall remain in escrow for use in paying all sums due to the lender. To April 30, 2006, no funds have been put into escrow.


                         See Accountants' Review Report

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT
                                 APRIL 30, 2006


NOTE 4    Note Payable (cont'd)
-------------------------------

          In addition, the lender has the option to convert the loan into fully registered, unsecured common stock of the Company at a conversion price on the day of conversion, minus 40%. The total shares at April 30, 2006 were 2,854,640. The lender shall have the right to convert on the prepayment date or the due date, whichever occurs first. The issuance of the notes and warrants resulted in conversion features being accounted for as embedded derivative liabilities in accordance with EITF00-19 and FASB 133 (see Note 5).

          Balance due at April 30, 2006            $400,000

NOTE 5    Derivative Financial Instrument Liabilities
------------------------------------------------------

          We use the Black-Scholes option pricing model to value options and warrants, and the embedded conversion option components of any bifurcated embedded derivative instruments that are recorded as derivative liabilities. See Note 2 related to embedded derivative instruments accounting policy.

          In valuing the options and warrants and the embedded conversion option components of the bifurcated embedded derivative instruments, at the time they were issued and at April 30, 2006, we used the market price of our common stock on the date of valuation, an expected dividend yield of 0% and the remaining period to the expiration date of the options or warrants or repayment date of the convertible debt instrument. All options, warrants and conversion options can be exercised by the holder at any time.

          Because of the limited historical trading period of our common stock, the expected volatility of our common stock over the remaining life of the options and warrants has been estimated at 123%, based on a review of the historical volatility and of entities considered by management as comparable. The risk-free rates of return used ranged from 4.41% to 4.87%, based on constant maturity rates published by the U.S. Federal Reserve, applicable to the remaining life of the options or warrants.


                         See Accountants' Review Report

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT
                                 APRIL 30, 2006



NOTE 5    Derivative Financial Instrument Liabilities (cont'd)
--------------------------------------------------------------

          At April 30, 2006, the following derivative liabilities related to common stock options and warrants and embedded derivative instruments were outstanding (see Notes 3 and 4):

                                                                 Exercise      Value -       Value -
                                 No. of                         Price Per    Issue Date     April 30,
Issue Date     Expiry Date      Warrants        Issued To         Share                       2006
------------ -------------- --------------- ----------------- ------------- ------------ --------------
 10/11/05       04/11/06       1,000,000     Thompson             $ .50          $41,526       $ 99,206

 10/31/05       10/31/10       1,666,667     AJW Partners         $ .50          169,629        316,357

 01/20/06       01/20/11       1,666,667     AJW Partners         $ .50           81,321        322,392
 ------------ -------------- --------------- ----------------- ------------- ------------ --------------

 Fair value of derivative instrument liabilities for warrants                   $292,476        $737,955
                                                                             ============ ===============


Issue Date        Due                                         Exercise       Value -        Value -
                  Date                        Instrument      Price Per    Issue Date      April 30,
                                                                Share                        2006
------------ -------------- -------------- ------------------ ----------- -------------- --------------

10/11/05       04/11/06       $ 400,000          Loan          Various         $370,189      $ 338,951

10/31/05       10/31/08       1,000,000    Convertible Notes   Various        2,681,204      1,793,593
01/20/06       01/20/09       1,000,000
                                           Convertible Notes   Various        1,363,058      1,822,731
------------ -------------- -------------- ------------------ ----------- -------------- --------------

Fair value of bifurcated embedded derivative instrument liabilities          $4,414,451     $3,955,275
                                                                          -------------- --------------

Total derivative financial instruments                                       $4,706,927     $4,693,230
                                                                          ============== ==============

NOTE 6    Acquisition
---------------------

          On December 21, 2005, the Company completed the purchase of certain assets of Micro Health Systems, Inc. ("MHS") under a definitive agreement. The Company purchased from MHS the exclusive right to market, sell and otherwise promote thermal imaging cameras and related software manufactured by Mikron Instrument Co., Inc. in the medical and veterinary markets within the United States, Canada, Mexico and the Middle East. They have also purchased proprietary software for use with the thermal imaging cameras with supporting manuals for use in marketing and distribution of the Mikron Instrument Co. thermal imaging cameras. Additionally, the Company purchased MHS's customer list, FDA registrations and all other intellectual property and a covenant not-to-compete for 24 months.


                         See Accountants' Review Report

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT
                                 APRIL 30, 2006


NOTE 6    Acquisition (cont'd)
-----------------------------

          Total consideration paid by the Company was $600,000, plus 2,000,000 shares of Common Stock, one year restricted under Rule 144 of the Security Act. The Company paid $400,000 at closing. A promissory note was executed for $200,000 with interest at 8% per annum. $100,000 is due with accrued interest on or before the 180th day following the date of the Note which is December 21, 2005, with the balance of principal and interest due and payable on or before the 365th day following the date of the note. The 2,000,000 share of restricted Common Stock were issued on December 21, 2005 and priced at the market price of $ .10 per share for a total value of $200,000. The cost was allocated as follows:

          Mikron Manufacturing Distribution Agreement
                   Customer List and Intangible Assets             $  700,000
          Tangible Assets                                              80,000
          Covenant Not-To-Compete                                      20,000
                                              Total                $  800,000
                                                                   ==========

          In addition, 1,500,000 shares of restricted Common Stock are being held in escrow as security for the note payable of $200,000. These shares have been shown as issued but not outstanding.

          Balance of Note due at April 30, 2006                    $  200,000
                                                                   ==========


NOTE 7    Stockholders' Equity (Deficit)
----------------------------------------

          On December 5, 2005, the Company issued 1,875,000 shares of one year restricted Common Stock to various individuals and a company for professional and consulting services. The stock was issued for the fair value of the services. The total recorded as Common Stock was $1,875 and additional paid in capital of $9,700.

          On April 12, 2006, the Company issued 225,000 shares of one year restricted common stock for legal services. The stock was recorded at the fair value of the service, $45,000.


                         See Accountants' Review Report

                  WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENT
                                 APRIL 30, 2006


Note 8    Derivative Instruments Expense, Net
---------------------------------------------

          Derivative instruments expense of $2,693,230 represents the net unrealized (non-cash) change during the nine months ended April 30, 2006, in the fair value of our derivative instrument liabilities related to certain warrants and embedded derivatives in our convertible debt that have been bifurcated and accounted for separately.


                         See Accountants' Review Report

                          WELLSTAR INTERNATIONAL, INC.
                        (A Development Stage Corporation)

                        CONSOLIDATED FINANCIAL STATEMENTS

                             JULY 31, 2005 AND 2004

                          WELLSTAR INTERNATIONAL, INC.
                        (A Development Stage Corporation)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  JULY 31, 2005

                                    CONTENTS


                                                                         PAGE

         REPORT OF INDEPENDENT REGISTERED
           PUBLIC ACCOUNTING FIRM                                         F-18

         CONSOLIDATED BALANCE SHEET                                       F-19

         CONSOLIDATED STATEMENTS OF OPERATIONS                            F-20

         CONSOLIDATED STATEMENTS OF CHANGES IN
           STOCKHOLDERS' EQUITY                                           F-21

         CONSOLIDATED STATEMENTS OF CASH FLOWS                            F-22

         NOTES TO CONSOLIDATED FINANCIAL STATEMENT                    F-23-F-26

To The Board of Directors
Wellstar International, Inc.
Holland, Ohio 43528


             Report of Independent Registered Public Accounting Firm

We have audited the accompanying consolidated balance sheet of Wellstar International, Inc. and Subsidiary (a development stage corporation) as of July 31, 2005 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended July 31, 2005 and 2004 and the cumulative period amounts from inception. The financial statement are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with the Standards of the Public Company Accounting Oversite Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Wellstar International, Inc. and Subsidiary (a development stage corporation) as of July 31, 2005, and the results of its operations and its cash flows for the years ended July 31, 2005 and 2004 and the cumulative period amounts from inception in conformity with accounting principles generally accepted in the United States of America.



Simontacchi & Company, LLP
Rockaway, New Jersey
May 25, 2006

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                        (A Development Stage Corporation)
                           CONSOLIDATED BALANCE SHEET

                                  JULY 31, 2005



                                     ASSETS

  Current Assets:

      Cash                                                          $   149,987
                                                                    ------------
            Total Current Assets                                        149,987
                                                                    ------------

            Total Assets                                            $   149,987
                                                                    ============


                     LIABILITIES LESS SHAREHOLDERS' DEFICIT

  Current Liabilities:

      Loan Payable - Officer                                         $       50
                                                                     -----------
            Total Current Liabilities                                        50
                                                                     -----------

      Note Payable - Due After One Year                                 150,000
                                                                     -----------

  Stockholders' Equity:

      Common Stock
      Authorized 200,000,000 Shares, par value .001 per share
      Issued and Outstanding Shares, 75,000,000                          75,000
      Paid in Surplus                                                    90,000
      (Deficit Accumulated During the Development Stage)               (165,063)
                                                                     -----------
              Total Shareholders' Equity                                    (63)
                                                                     -----------

              Total Liabilities and Stockholder's Equity             $  149,987
                                                                     ===========


  See Accountants' Review Report and Accompanying Notes to Financial Statement

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                        (A Development Stage Corporation)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED JULY 31, 2005 AND 2004
                      AND CUMULATIVE AMOUNTS FROM INCEPTION



                                                                                                              Cumulative
                                                                                                                Amounts
                                                                        2005                2004           From Inception
                                                                     ----------          ----------        --------------
Income:
   Revenue                                                           $    - 0 -          $    - 0 -          $    - 0 -
                                                                     ----------          ----------          ----------

Operating Expenses:
   Selling, General and Administrative                                   16,982               6,886             115,063
                                                                     ----------          ----------          ----------
          Total Operating Expenses                                       16,982               6,886             115,063
                                                                     ----------          ----------          ----------

Loss from Operations                                                    (16,982)             (6,886)           (115,063)

Purchase Price in Acquisition of TMI (Note 5)                           (50,000)                  -             (50,000)
                                                                     ----------          ----------          ----------

Loss before Provision for Taxes                                         (66,982)             (6,886)           (165,063)
   Provision for Taxes                                                       -                    -                   -
                                                                     ----------          ----------          ----------
           Net Loss
                                                                     $  (66,982)         $   (6,886)         $ (165,063)
                                                                     ==========          ==========          ==========
Net Loss Per Share, Basic and Diluted
                                                                     $    - 0 -          $    - 0 -          $    - 0 -
                                                                     ==========          ==========          ==========
Weighted Average Number of Common Shares
    Outstanding, Basic and Diluted
                                                                     30,475,000          25,000,000          30,475,000
                                                                     ==========          ==========          ==========


  See Accountants' Review Report and Accompanying Notes to Financial Statement

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                        (A Development Stage Corporation)
                      CONSOLIDATED STATEMENTS OF CHANGES IN
                              STOCKHOLDERS' EQUITY)
                   FOR THE YEARS ENDED JULY 31, 2005 AND 2004
               AND CUMULATIVE AMOUNTS FROM INCEPTION (SEE NOTE 3)






                                                              Common Stock
                                                   --------------------------------    Additional    Accumulated
                                                       Shares              Amount    Paid in Capital    Deficit      Total
                                                    --------------   --------------  --------------  -------------- --------------
Balance, August 1, 2003 - Cumulative
    From Inception                                     10,000,000           10,000          90,000         (91,195)         8,805

Net Loss for the Year Ended July 31, 2004                                                                 (6,886)          (6,886)
                                                                                                     -------------- --------------

Balance, July 31, 2004                                 10,000,000           10,000          90,000         (98,081)         1,919

Common Stock Issued for Outside
   Consulting Services                                 15,000,000           15,000          15,000

Common Stock Issued in Acquisition of
    Trillennium Medical Imaging, Inc. (TMI)            50,000,000           50,000          50,000

Net Loss for the Year Ended July 31, 2005                 (66,982)         (66,982)


Balance at July 31, 2005                            $  75,000,000    $      75,000   $      90,000    $   (165,063)   $       (63)
                                                    ==============   ==============  ==============   ============= ==============

  See Accountants' Review Report and Accompanying Notes to Financial Statement

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                        (A Development Stage Corporation)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JULY 31, 2005 AND 2004
                      AND CUMULATIVE AMOUNTS FROM INCEPTION




                                                                                                    Cumulative
                                                                                                    Amounts From
                                                                             2005           2004     Inception
                                                                         ----------      ----------  ----------
Cash Flows from Operating Activities:
   Net Loss                                                              $ (66,982)      $  (6,886)  $(165,063)
   Consulting Fees - Paid in Stock                                          15,000           - 0 -      15,000
   Acquisition - Paid in Stock                                              50,000           - 0 -      50,000

                                                                         ----------      ----------  ----------
   Net Cash Used in Operating Activities                                    (1,982)         (6,886)   (100,063)
                                                                         ----------      ----------  ----------
Cash Flows From Financing Activities:
   Proceeds from Issuance of Common Stock                                  100,000
   Officer's Loan                                                               50                          50
   Proceeds from Issuance of Notes                                         150,000           - 0 -     150,000
                                                                         ----------      ----------  ----------

   Net Cash Provided by Financing Activities                               150,050           - 0 -     250,050
                                                                         ----------      ----------  ----------

Net Increase (Decrease) in Cash                                            148,068          (6,886)    149,987

Cash at Beginning of Period                                                  1,919           8,805       - 0 -
                                                                         ----------      ----------  ----------
Cash at End of Period                                                    $ 149,987       $   1,919   $ 149,987
                                                                         ==========      ==========  ==========

Cash Paid for Interest                                                   $   - 0 -       $   - 0 -    $ - 0 -

Cash Paid for Taxes                                                      $   - 0 -       $   - 0 -    $ - 0 -


Supplemental Disclosure of Non-Cash Financing Activities:

          During the year ended July 31, 2005, the Company issued 15,000,000 shares of Common Stock for services and also issued 50,000,000 shares of Common Stock in the acquisition of Trillennium Medical Imaging, Inc. The total stock issued was recorded at $65,000, no cash was received.


  See Accountants' Review Report and Accompanying Notes to Financial Statement

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                        (A Development Stage Corporation)
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT

                                  JULY 31, 2005



NOTE 1  The Company

     a) Wellstar International, Inc. (the "Company") was incorporated December 15, 1997, under the laws of the State of Nevada. The Company is in the development stage and has had no operating activities. The Company has been devoting most of its efforts to acquiring an operating company. On July 12, 2005, the Company entered into an agreement to acquire Trillennium Medical Imaging, Inc. ("TMI") a start up development stage company formed in June 2005.

          The purchase price was the issuance by the Company of 50,000,000 shares, 144 restricted shares which were issued, in exchange for all of the issued and outstanding shares of TMI at a 10:1 exchange ratio. The Company upon the execution of this agreement had no assets and no operations. TMI currently will be the operating, wholly owned subsidiary.

     b) TMI, on the date of the acquisition, had no operations. TMI is having imaging equipment manufactured for them and will be serving individuals as well as the equine industry (horses). TMI is currently in the position to open three facilities. Two facilities will be inside centers owned by a hospital group and one in a horse park in Lexington, Kentucky.


NOTE 2 Summary of Significant Accounting Policies

Revenue Recognition

     The Company recognizes revenues utilizing the accrual method of accounting. More specifically, the Company enters into licensing agreements for its advanced thermal imaging technology. Under the licensing agreements, the Company supplies the camera equipment, related software and training for each facility. Once the facility is operational, the licensing agreement provides for a fixed fee for each image that is taken. Accordingly, the revenue is recognized at the time that the image is taken, which represents the Company's right to receive the fixed fee. The Company's revenue recognition policy is in compliance with the provisions of EITF 00-21.

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                        (A Development Stage Corporation)
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT

                                  JULY 31, 2005


NOTE 2 Summary of Significant Accounting Policies (cont'd)


     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

     Income Taxes

     The Company will provide for income taxes based on the provisions of Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements and tax returns in different years. Under this method, deferred income tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in an effect for the year in which the differences are expected to reverse.

     Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consists of a checking account with a financial institution in excess of insured limits. The excess above insured limits is approximately $49,987. The Company does not anticipate non-performance by the financial institution.

     Fair Value of Financial Instruments

     Carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, approximate fair value because of their short maturities.

     Stock Based Compensation

     Stock based compensation will be valued in accordance with SFAS 123 under the Fair Valued based method. Compensation cost is measured at the grant date based on the value of the award and is recognized over the service period which is usually the vesting period. Transactions with non-employees shall be accounted for based on the Fair Value of the consideration received or Fair Value of the equity installments issued, whichever is more reliably measurable.

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                        (A Development Stage Corporation)
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT

                                  JULY 31, 2005


NOTE 3 Shareholders' Equity

     Pursuant to a corporate resolution, dated December 15, 1997, the Company sold 10,000,000 shares of its Common Stock to individuals at $0.01 per share, in transactions exempt from registration requirement of the Securities Act of 1933, as amended, pursuant to Rule 504 of Regulation D. The Company received a legal opinion that it was not subject to the requirements of Section 13 and 15(d) of the Securities Exchange Act of 1934, as amended, and was not subject to these sections at the time of sale.

     The sale of the 10,000,000 shares was accounted for as follows:

        Common Stock at Par Value $.001 per share                     $ 10,000
        Capital Paid In Excess of Par
                                                                        90,000
                                                                      --------
                    Subtotal                                           100,000

       Per  a  Board  of  Directors  Resolution  on  October  27,  2004,
       Non-employees of the Company were issued 15 million shares for service performed. The shares were issued November 1, 2004, and
       were valued at par value of $.001 per share.                     15,000
                                                                      --------
                    Total                                              115,000


          Total Carry Forward
                                                                     $  115,000

          Development Company Costs prior to the Acquisition
             of TMI
                                                                       (100,000)

          Shareholders' Equity at Time of Acquisition
                                                                         15,000

          Reclassification of Cost of Services to Non-Employees
          Paid in stock from Goodwill to Expense
                                                                        (15,000)

          Issuance of Shares for TMI - Valued at Par Value
             50,000,000 X $.001
                                                                         50,000

          Expense of Purchase Price in Acquisition
                                                                        (50,000)

          Costs Subsequent to Acquisition - Bank Charges
                                                                            (63)

                   Shareholders' Deficit - July 31, 2005             $      (63)
                                                                     ===========

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                        (A Development Stage Corporation)
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT

                                  JULY 31, 2005



NOTE 4 Note Payable

     The Company has borrowed $150,000 from an unrelated individual. The Note is dated August 1, 2005, the funds were deposited July 29, 2005. The outstanding balance of the loan shall bear monetary interest at the fixed rate of six percent (6%) simple, non-compounding interest payable in arrears per annum. The outstanding balance of principal and interest is due and payable on demand on or after August 1, 2006. All payments shall apply first to interest accrued and then principal. The Company may prepay all or part without a pre-payment penalty.

     Additionally, the Company shall cause 500,000 shares of its Common Stock, under one year restriction to be transferred to the lender on or before October 31, 2005. The shares are to be issued pursuant to the share exchange agreement between Trillennium and Wellstar and are part of the original 50,000,000 shares issued pursuant to the acquisition. The 500,000 shares were issued to the lender at the rate of 10 to 1 in exchange for TMI Founder's Shares held by the lender.

     Default shall occur upon (1) failure to make payment on the note or transfer of stock when due, (2) Company institutes bankruptcy or solvency proceedings or make an assignment for the benefit of creditors.

         Note Payable - Due After One Year                     $150,000

NOTE 5 Acquisition

     On July 12, 2005, the Company acquired 100 percent of the outstanding common stock of Trillennium Medical Imaging, Inc. ("TMI")(see note 1). At the time of the acquisition, TMI had no operations.

     The Company has been inactive since formation, the acquisition of TMI which is positioned to open Imaging Facilities inside two facilities of a hospital group gives the Company an operating subsidiary.

     The purchase price was 50 million shares of common stock valued at par value $0.001 per share, the same value used by prior management in a proposed acquisition which was canceled. In accordance with Paragraph 8 of SFAS 123, the par value is considered to be the fair value of the consideration received. TMI had no assets or liabilities at the time of the acquisition. The TMI transaction has been accounted for as an acquisition of assets as described in EITF 98-3 and as there were no specific assets that qualify to be recorded as assets on the balance sheet, the purchase price of $50,000 was expensed.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN THIS PROSPECTUS. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                            UP TO 150,759,883 SHARES


                                     OF OUR

                                 OF COMMON STOCK

                           Wellstar International Inc.

                                   PROSPECTUS




_______, 2006

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

           SEC Registration fee                          $   2,009.15*
           Accounting fees and expenses                     10,000.00**
           Legal fees and expenses                          50,000.00**
           Miscellaneous                                       190.85**
                              TOTAL                      $  62,000.00**


* $1,661.39 Previously paid.

** Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On November 1, 2004, the Wellstar International, Inc. issued 15,000,000 shares of its restricted common stock valued at par value to non-employees for services rendered in connection with a proposed acquisition that did not materialize.

On June 21, 2005, the Company issued 50,000,000 shares of its restricted common stock valued at par value as consideration for all of the issued and outstanding shares of Trillennium Medical Imaging, Inc., which had no operations on the date of acquisition.

On August 1, 2005 we entered into an unsecured loan agreement in the aggregate principal amount of $150,000. The loan is due and payable on July 31, 2006 and bears interest at the rate of 6% per annum, payable annually in arrears. In consideration of the loan we issued 500,000 shares of common stock to the lender.

On October 31, 2005, Wellstar entered into a Securities Purchase Agreement with four accredited investors - AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC - for the sale of $3,000,000 of 8% three-year (due October 31, 2008) secured convertible notes. The notes are convertible, at the holder's option, into shares of common stock, in whole or in part, at any time after the original issue date. In addition, the Company issued to the investors warrants to purchase 5,000,000 shares of common stock. The warrants, which expire on October 31, 2008, are exercisable at $0.50 per share.

In December 2005, Wellstar acquired the assets of Micro Health Systems. The purchase price consisted of $600,000 in cash and 2,000,000 shares of Wellstar common stock. The 2,000,000 shares were issued to Robert Barnes and Terri Cmorey, the owners of Micro Health Systems, who received 1,000,000 shares each. In consideration for the purchase price, we received the following: MHS's customer lists; the assignment of MHS' exclusive supplier contract with Mikron Instrument Co., which supplies our thermal imaging cameras; all other intangibles such as FDA rights and; tangible assets.

On December 5, 2005, the Company issued 1,500,000 shares of its restricted common stock to be held in escrow as collateral for a promissory note issued in connection with the acquisition of Micro Health Systems.

On October 11, 2005 we entered into a Term Loan Agreement with an accredited investor, Andrew M. Thompson, in an aggregate principal amount of $400,000.00. The loan proceeds were used as additional initial working capital and to finance the initial purchase of 10 thermal imaging cameras with related equipment. The Term Loan: (i) is convertible at the lender's option into common stock of the company at a 40% discount to the market price of our common stock on the date of conversion and (ii) grants the lender warrants, exercisable on or before October 11, 2007, to purchase 1,000,000 shares of our common stock at an exercise price of $.50 per share. The note matured on April 11, 2006. In addition, as further consideration for the loan, we issued 1,000,000 shares of common stock to the lender in December 2005.

On December 5, 2005, the Company issued 775,000 shares of its restricted common stock to Sichenzia Ross Friedman Ference LLP as a performance bonus in addition to legal fees.

On December 5, 2005, the Company issued 500,000 shares of its restricted common stock to Norman Abood as a performance bonus in addition to legal fees.

On December 5, 2005, the Company issued 200,000 shares of its restricted common stock to Edmund Nagel in consideration for consulting services valued at approximately $4,000.

On December 5, 2005, the Company issued 200,000 shares of its restricted common stock to Cooper Gentry Lee as a bonus for completing the installation of computer hardware and software.

On December 5, 2005, the Company issued 100,000 shares of its restricted common stock to Jan L. Crawford in consideration for information consulting services valued at approximately $6,000.

On December 30, 2005, the Company issued 100,000 shares of its restricted common stock to Harborview Master Fund LP as a performance bonus in connection with strategic consulting services.

On April 12, 2006, the Company issued 225,000 shares of its restricted common stock to Sichenzia Ross Friedman Ference LLP in consideration for legal services valued at approximately $45,000.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Wellstar International Inc. or executive officers of Wellstar International Inc., and transfer was restricted by Wellstar International Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Wellstar International Inc., a Nevada corporation.

Exhibit

  3.1     Articles of Incorporation of Wellstar International, Inc. **

  3.2 Certificate of Amendment to Articles of Incorporation of Wellstar International, Inc.*

  3.3     Bylaws of Wellstar International, Inc. **

  5.1     Sichenzia Ross Friedman Ference LLP Opinion and Consent. *

 10.1 Securities Purchase Agreement dated October 31, 2005, by and among Wellstar International Inc. and the investors named on the signature pages thereto. ****

 10.2     Form of Callable Secured Convertible Note dated October 31, 2005. **

 10.3     Form of Stock Purchase Warrant dated October 31, 2005. **

 10.4 Registration Rights Agreement dated October 31, 2005, by and among Wellstar International Inc. and the investors named on the signature pages thereto. **

 10.5 Security Agreement dated October 31, 2005, by and among Wellstar International Inc. and the investors named on the signature pages thereto. **

 10.6 Intellectual Property Security Agreement dated October 31, 2005, by and among Wellstar International Inc. and the investors named on the signature pages thereto. **

 10.7 Technical Services Agreement by and between Trillennium Medical Imaging, Inc. and Surgicenters of America, Inc. dated October 4, 2005.**

 10.8 Agreement by and between Trillennium Medical Imaging, Inc. and Primary Care Practitioners.**

 10.9     Term Loan Agreement dated October 11, 2005. **

10.10     Commercial Cognovit Promissory Note dated October 17, 2005. **

10.11     Commercial Cognovit Promissory Note dated November 28, 2005. **

10.12     Security Agreement dated October 11, 2005. **

10.13     Demand Note dated August 1, 2005. **

10.14 Employment Agreement by and between Wellstar International, Inc. and John A. Antonio * *

10.15 Employment Agreement by and between Wellstar International, Inc. and Ken McCoppen**

10.16 Definitive Agreement dated December 12, 2005, by and among Wellstar International, Inc., Micro Health Systems, Robert Barnes and Terri Cmorey.***

 23.1     Consent of legal counsel (see Exhibit 5.1).

 23.2     Consent of Simontacchi & Company, LLP. *


* Filed herewith.

** Incorporated by reference to Form SB-2 filed with the Commission on December 13, 2005.

*** Incorporated by reference to Form SB-2/A filed with the Commission on February 1, 2006.

**** Incorporated by reference to Form SB-2/A filed with the Commission on April 4, 2006.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to: (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Wellstar International Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 20th day of June 2006.

                           WELLSTAR INTERNATIONAL INC.

                           Name:  /s/ John Antonio
                                  -----------------
                                  John Antonio
                           Title: President, Chief Executive Office, Director
                                  (Principal Executive Officer)

                           Name:  /s/ Howard Bielski
                                  -------------------
                                  Howard Bielski
                                  Title: Chief Financial Officer
                                  (Principal Accounting and Financial Officer)


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates indicated:

         SIGNATURE                       TITLE                        DATE

  By: /s/ John Antonio         President and Chief Executive     June 20, 2006
      --------------------     Officer, Director
      John Antonio             (Principal Executive Officer)

  By: /s/ Ken McCoppen         Senior Vice President, Director   June 20, 2006
      --------------------
      Ken McCoppen

  By: /s/ Michael Shen                  Director                 June 20, 2006
      --------------------
      Michael Shen

  By: /s/ McKinley Boston               Director                 June 20, 2006
      --------------------
      McKinley Boston